                                                      Registration No. 333-39147

   As filed with the Securities and Exchange Commission on December 1, 1997

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------


                              AMENDMENT NO. 1 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                             FBDC FINANCIAL CORP.
              (Exact name of registrant as specified in charter)

          Alabama                                  6035                      [TO BE APPLIED FOR]
-----------------------------------    ------------------------------    ----------------------------
  (State or Other Jurisdiction of       (Primary Standard Industrial           (I.R.S. Employer
  Incorporation or Organization)          Classification Code No.)          Identification Number)

                           1400 Gault Avenue, North
                          Fort Payne, Alabama  35967
                                (205) 845-1077
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)


                       Edward B. Crosland, Jr., Esquire
                            Daniel H. Burd, Esquire
                                  Kutak Rock
                   1101 Connecticut Avenue, N.W., Suite 1000
                            Washington, D.C.  20036
                                (202) 828-2400
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

       Approximate date of commencement of proposed sale to the public:
       As soon as practicable after receipt of all regulatory approvals.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                          ____________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                              December __, 1997



Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders of First Federal Bank (the "Bank"), to be held at the Bank's main office located at 1400 Gault Avenue, North, Fort Payne, Alabama, on Thursday, December ___, 1997 at 2:00 p.m, local time.

     The attached Notice of Annual Meeting and Proxy Statement/Prospectus describe the formal business to be transacted at the Annual Meeting. Stockholders will consider and vote upon the election of two directors and the ratification of the Bank's independent auditors. In addition, stockholders will be asked to consider and vote upon a proposal to reorganize the Bank into the holding company form of ownership by approving an Agreement and Plan of Reorganization under which (i) the Bank will become a wholly owned subsidiary of FBDC Financial Corp., an Alabama corporation formed for the purpose of becoming the holding company for the Bank (the "Holding Company"), and (ii) each outstanding share of the common stock of the Bank will be converted into one share of Holding Company common stock. Reorganization into the holding company form of ownership will permit diversification into a broader range of financial and business activities and create greater flexibility in operations. For these reasons, the Board of Directors of the Bank has unanimously approved the holding company reorganization and recommends that you vote in favor of this proposal.

     As an integral part of the Annual Meeting, we will report on the Bank's operations. Directors and officers of the Bank will be present to respond to any questions that our stockholders may have. Detailed information concerning our activities and operating performance during the 1997 fiscal year is contained in our Annual Report, which also is enclosed.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
Because the holding company reorganization requires the approval of a majority of the shares outstanding, the failure to vote or an abstention is equivalent to a vote against both matters. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

                                    Sincerely,



                                    James F. Eberhart, Jr.
                                    Chairman of the Board of Directors,
                                    President and Chief Executive Officer

--------------------------------------------------------------------------------
                              FIRST FEDERAL BANK
                           1400 GAULT AVENUE, NORTH
                          FORT PAYNE, ALABAMA  35967
                                (205) 845-1077

--------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER __, 1997
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First Federal Bank (the "Bank") will be held at the Bank's main office located at 1400 Gault Avenue, North, Fort Payne, Alabama, at 2:00 p.m., local time on Thursday, December __, 1997.

     The Annual Meeting is for the purpose of considering and acting upon the following proposals, which are more completely described in the accompanying Proxy Statement/Prospectus:

          1.   The election of two directors of the Bank;

          2. The ratification of the appointment of Borders & Associates, P.C. as independent auditors for the Bank for the 1998 fiscal year;

          3. The approval of the reorganization of the Bank into the holding company form of ownership by approving an Agreement and Plan of Reorganization dated October 14, 1997, pursuant to which the Bank will become the wholly owned subsidiary of a holding company, FBDC Financial Corp., an Alabama corporation, and each outstanding share of common stock of the Bank will be converted into one share of the common stock of the Holding Company;

          4. The adjournment of the Annual Meeting to a later date if an insufficient number of shares is present in person or by proxy at the Annual Meeting to approve Proposal 3 above; and

          5. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Note: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on October 31, 1997, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Bank's main office during the 20 days prior to the Annual Meeting.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              LILA A. MCCURDY
                              ASSISTANT SECRETARY
Fort Payne, Alabama


December__, 1997

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR BANK THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                              FIRST FEDERAL BANK
                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON DECEMBER ___, 1997


                             FBDC FINANCIAL CORP.
                                PROSPECTUS FOR
                        283,366 SHARES OF COMMON STOCK,
                           PAR VALUE $.01 PER SHARE


     This Proxy Statement/Prospectus is being furnished to the holders of common stock of First Federal Bank (the "Bank"), a federally chartered stock savings association, in connection with the solicitation of proxies by the Board of Directors of the Bank for use at the Annual Meeting of Stockholders to be held at the Bank's main office, 1400 Gault Avenue, North, Fort Payne, Alabama, on Thursday, December ___, 1997, at 2:00 p.m., local time.

     This Proxy Statement/Prospectus also serves as the Prospectus of FBDC Financial Corp., an Alabama corporation (the "Holding Company"), under the Securities Act of 1933, as amended (the "1933 Act") with respect to the issuance of up to a maximum of 283,366 shares of the Holding Company's common stock, par value $.01 per share ("Holding Company Common Stock"), in the Reorganization described herein. The accompanying Notice of Annual Meeting and this Proxy Statement/Prospectus are first being mailed to stockholders on or about December __, 1997.


     Holders of the Bank's common stock should consider the discussion under "Risk Factors" beginning on page v.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS") OR ANY STATE SECURITIES AUTHORITY, NOR HAS ANY SUCH COMMISSION, OFFICE OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement which the Holding Company has filed with the SEC under the 1933 Act. The Registration Statement, including exhibits, may be inspected without charge or copied at prescribed rates at the office of the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Registration Statement is available without charge at the SEC's World Wide Web site, which contains reports, proxy and information statements and other information regarding issuers who file electronically with the SEC. The address of that site is http://www.sec.gov.

    THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.



       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS DECEMBER __, 1997.

                              SUMMARY INFORMATION
                                       ON
                       PROPOSED HOLDING COMPANY FORMATION
                       ----------------------------------


     THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS UNDER "PROPOSAL III -- PROPOSED HOLDING COMPANY FORMATION" AND EXHIBITS A, B, C AND D ATTACHED HERETO.

GENERAL

     The holding company formation will be accomplished under an Agreement and Plan of Reorganization, dated October 14, 1997 ("Plan of Reorganization"), pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company, an Alabama corporation formed for the purpose of becoming the holding company for the Bank. Under the terms of the proposed reorganization (the "Reorganization"), each outstanding share of the Bank's common stock, par value $1.00 per share ("Bank Common Stock"), will be converted into one share of the Holding Company's common stock, par value $.01 per share ("Holding Company Common Stock"). As a result of the Reorganization, the former holders of Bank Common Stock will become the holders of all of the outstanding Holding Company Common Stock, and the Holding Company will be the sole stockholder of the Bank. The Holding Company was incorporated in October 1997 and has no prior operating history. Following the Reorganization, it is intended that the Bank will continue its operations at the same locations, with the same management and subject to all the rights, obligations and liabilities of the Bank existing immediately prior to the Reorganization.

REASONS FOR THE REORGANIZATION

     The Board of Directors of the Bank believes that a holding company structure will provide greater flexibility than is currently enjoyed by the Bank. Present regulations applicable to federal savings associations limit both the types of businesses in which the Bank may engage and the amount which the Bank may invest in subsidiaries. The Bank is also limited in its ability to engage in certain corporate transactions, such as stock repurchases, by certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that are applicable to federal savings associations but not to their holding companies.

     The establishment of the Holding Company as a unitary savings and loan holding company (i.e., a holding company with only one savings institution subsidiary) would also permit, under current law, diversification of operations and the acquisition and formation of companies engaged in lines of business which, while complementary to the thrift business, should help to reduce the risks inherent in an industry which is sensitive to interest rate changes. Moreover, a holding company structure will help facilitate the acquisition of other financial institutions. The Holding Company presently does not intend to operate more than one savings institution subsidiary. The Bank's Board of Directors believes that acquisition or formation of such enterprises, which do not have the degree of asset and liability interest rate sensitivity inherent in the structure of a savings association, will provide a beneficial stabilizing effect on operations. Upon consummation of the Reorganization, the Holding Company will be in a position to take immediate advantage of any acquisition opportunities which may arise, although no specific acquisition is planned at this time. In addition, a holding company structure may facilitate conversion of the Bank's federal savings association charter into a commercial bank or other financial institution charter, although no such conversion is planned at this time. For further information, see "Proposal III
 -- Proposed Holding Company Formation -- Reasons for the Holding Company Reorganization."

     Proposed federal legislation could, if enacted, require conversion of federal savings associations, like the Bank, into commercial banks and would affect the diversification opportunities of savings associations and their holding companies. See "Proposal III -- Proposed Holding Company Formation -- Regulation of the Holding Company."

MARKET FOR BANK COMMON STOCK

     At the present time, there is no established public market for the Bank Common Stock. Accordingly, it is unlikely that such a market will develop or that, following consummation of the Reorganization, such a market for the Holding Company Common Stock will develop. Therefore, subsequent transfers of the Holding Company Common Stock by the holders thereof may only be effected in private transactions.

DISSENTERS' RIGHTS OF APPRAISAL

     Pursuant to federal regulations, stockholders of the Bank will have dissenters' appraisal rights in connection with the Reorganization. Such rights will entitle stockholders who do not vote in favor of the holding company formation and who comply with certain other conditions to receive the fair or appraised value of their shares of Bank Common Stock rather than having such shares converted into shares of Holding Company Common Stock. The Plan of Reorganization states that it is a condition to consummation of the Reorganization that the holders of not more than 5% of the Bank Common Stock exercise their dissenters' rights. Such condition to the Reorganization may be waived by the parties at the discretion of the Board of Directors. See "Proposal III -- Proposed Holding Company Formation -- Rights of Dissenting Stockholders" and Exhibit D hereto.

MANAGEMENT OF THE HOLDING COMPANY

     The Board of Directors of the Holding Company presently consists, and is expected to continue to consist upon completion of the Reorganization, of seven
(7) members, all of whom are currently members of the Board of Directors of the Bank. The officers of the Holding Company will consist of persons now serving as officers of the Bank. See "Proposal III -- Proposed Holding Company Formation -- Management of FBDC Financial Corp."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The Reorganization is intended to be treated as a non-taxable transaction at the corporate and stockholder levels. Generally, no gain or loss will be recognized by stockholders of the Bank who exchange their Bank Common Stock solely for Holding Company Common Stock in the Reorganization. A condition to consummation of the Reorganization is the receipt by the Bank of an opinion of counsel the Reorganization will be treated as a non-taxable transaction under applicable provisions of the Code. Each Bank stockholder is urged to consult his or her own tax advisor as to the effect of such federal income tax consequences on his or her own specific facts and circumstances and as to any state, local, foreign or other federal tax consequences of the Reorganization. See "Proposal III -- Proposed Holding Company Formation -- Certain Federal Income Tax Consequences."


BECAUSE CERTAIN TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH BANK STOCKHOLDER, IT IS RECOMMENDED THAT BANK

STOCKHOLDERS CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE AND LOCAL) TAX CONSEQUENCES OF THE REORGANIZATION IN THEIR PARTICULAR CIRCUMSTANCES.

CONDITIONS TO THE REORGANIZATION

     The Plan of Reorganization sets forth a number of conditions which must be met before the Reorganization will be consummated, including, among others: (i) approval of the Plan of Reorganization by the holders of a majority of the outstanding shares of Bank Common Stock; (ii) receipt of either a ruling from the IRS or an opinion of legal counsel or independent auditors that the Reorganization will be treated as a non-taxable transaction for federal income tax purposes; (iii) approval of the Reorganization by the OTS and any other federal or state agency having jurisdiction necessary for consummation of the Reorganization; (iv) registration of the shares of Holding Company Common Stock to be issued in the Reorganization under the 1933 Act and compliance by the Holding Company with all applicable state securities laws relating to the issuance of the Holding Company Common Stock; and (v) the holders of not more than 5% of the outstanding shares of Bank Common Stock shall have exercised dissenting stockholder rights under 12 C.F.R. (S) 552.14. Condition (v) may be waived by the parties at the discretion of the respective Boards of Directors. See "Proposal III -- Proposed Holding Company Formation -- Conditions to the Reorganization."

COMPARISON OF STOCKHOLDERS' RIGHTS

     As a result of the Reorganization, holders of Bank Common Stock, whose rights are presently governed by federal law and regulations and the Federal Stock Charter and Bylaws of the Bank, will become stockholders of the Holding Company, an Alabama corporation. Accordingly, their rights will be governed by the Alabama Business Corporation Act and the Articles of Incorporation and Bylaws of the Holding Company. Certain differences arise from this change of governing law, as well as from distinctions between the Federal Stock Charter and Bylaws of the Bank and the Articles of Incorporation and Bylaws of the Holding Company. These differences relate to the issuance of capital stock, payment of dividends, the right to cumulate votes in the election of directors, the rights of stockholders to dissent, vacancies on the Board of Directors, the number of directors, removal of directors, approval of mergers, consolidations, sale of substantially all assets and certain business combinations, advance notice requirements for nominations of directors and presentation of new business at meetings of stockholders and procedures for amendment of the Federal Stock Charter and Bylaws of the Bank as compared to the Articles of Incorporation and Bylaws of the Holding Company. Further, the Holding Company, as a general business corporation, will be able to enter into more lines of business than the Bank, which, as a federal savings bank, is restricted in the businesses in which it may engage. See "Proposal III --Proposed Holding Company Formation -- Comparison of Stockholders' Rights."

ARTICLES OF INCORPORATION, BYLAWS AND STATUTORY PROVISIONS THAT COULD DISCOURAGE ACQUISITIONS OF CONTROL

     The Holding Company's Articles of Incorporation and Bylaws contain certain provisions that could discourage non-negotiated takeover attempts which certain stockholders might deem to be in their interests or through which stockholders might otherwise receive a premium for their shares over the then-current market price and that may tend to perpetuate existing management. These provisions include supermajority approval requirements for certain business combinations and provisions allowing the Board of the Holding Company to consider nonmonetary factors in evaluating a business combination or a tender or exchange offer. The Articles of Incorporation also authorize the issuance of additional shares of Holding Company Common Stock without stockholder approval on terms or in circumstances that could deter a future takeover attempt. In addition, the Alabama Business Corporation Act provides for certain restrictions on the acquisition of Alabama corporations. These charter, bylaw and statutory provisions may have the effect of discouraging or preventing a future takeover attempt in which stockholders of the Holding Company otherwise might receive a substantial premium for their shares over then-current market prices. See "Proposal III -- Proposed Holding Company Formation --Comparison of Stockholders' Rights" and "-- Certain Anti-Takeover Provisions of the Articles of Incorporation and Bylaws."

     In addition to the provisions described above, the Holding Company's Articles of Incorporation contain provisions authorized by Alabama law that indemnify directors and officers in certain proceedings against them and impose limitations on directors' liability. There are no such provisions in the Bank's Federal Stock Charter, although OTS regulations authorize indemnification of directors and officers under certain circumstances. Directors and officers of the Bank thus may be deemed to have a personal interest in the consummation of the Reorganization. See "Proposal III -- Proposed Holding Company Formation -- Management of the Holding Company," and "-- Indemnification of Officers and Directors and Limitation of Liability."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Bank believes that the ability to diversify through a holding company formation will help the Bank remain competitive in the future. Approval of the Plan of Reorganization requires the affirmative vote of a majority of the total votes eligible to be cast at the Annual Meeting. As of October 31, 1997, the Bank's directors and executive officers as a group beneficially owned 48,242 shares, or 17.0% of the outstanding Bank Common Stock. The Bank anticipates that all such shares will be voted for the Plan of Reorganization. THE BOARD OF DIRECTORS OF THE BANK HAS UNANIMOUSLY APPROVED THE REORGANIZATION AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PLAN OF REORGANIZATION.


RISK FACTORS


     Holders of Bank Common Stock should consider various issues that could affect the Holding Company, including (i) proposed legislation; (ii) provisions in the Holding Company's Articles of Incorporation and Bylaws and statutory provisions that could discourage acquisitons of control; (iii) the absence of an established trading market for the Bank Common Stock; and (iv) the absence of certain historical financial information regarding the Bank. See "Risk Factors."

                                 RISK FACTORS


     In addition to the other information in this Proxy Statement/Prospectus, the following factors should be carefully considered.


PROPOSED LEGISLATION


     Legislation currently pending before the United States Congress would, if enacted, require all federal savings institutions (such as the Bank) to convert to a national bank or a state bank or savings bank charter. In addition, the proposed legislation would cause the Holding Company to be regulated not as a savings and loan holding company, but rather as a bank holding company or a "financial services" holding company (a new regulatory classification created by the legislation). If the pending legislation were to be adopted in its current form, it would eliminate certain advantages now enjoyed by federal savings institutions, such as unrestricted interstate branching.


     The Bank cannot predict whether or in what form the proposed legislation will be enacted. However, based upon the provisions of the currently pending legislation, the management of the Bank does not believe that the enactment of such legislation would have a material adverse effect on its financial condition or results of operations.


ARTICLES OF INCORPORATION, BYLAWS AND STATUTORY PROVISIONS THAT COULD DISCOURAGE ACQUISITIONS OF CONTROL


     The Holding Company's Articles of Incorporation and Bylaws contain certain provisions that could discourage non-negotiated takeover attempts which certain stockholders might deem to be in their interests or through which stockholders might otherwise receive a premium for their shares over the then-current market price and that may tend to perpetuate existing management. These provisions include super majority approval requirements for certain business combinations and provisions allowing the Board of the Holding Company to consider nonmonetary factors in evaluating a business combination or a tender or exchange offer. The Articles of Incorporation also authorize the issuance of additional shares of Holding Company Common Stock without stockholder approval or preemptive rights on terms or in circumstances that could deter a future takeover attempt. In addition, the Alabama Business Corporation Act provides for certain restrictions on the acquisition of Alabama corporations. These charter, bylaw and statutory provisions may have the effect of discouraging or preventing a future takeover attempt in which stockholders of the Holding Company otherwise might receive a substantial premium of their shares over then-current market prices. See "Proposal III -- Proposed Holding Company Formation -- Comparison of Stockholders' Rights" and "--Certain Anti-Takeover Provisions of the Articles of Incorporation and Bylaws."


     In addition to the provisions described above, the Holding Company's Articles of Incorporation contain provisions authorized by Alabama law that indemnify directors and officers in certain proceedings against them and impose limitations on directors' liability. There are no such provisions in the Bank's Federal Stock Charter, although OTS regulations authorize indemnification of directors and officers under certain circumstances. Directors and officers of the Bank thus may be deemed to have a personal interest in the consummation of the Reorganization. See "Proposal III -- Proposed Holding Company Formation -- Management of the Holding Company," and "-- Indemnification of Officers and Directors and Limitation of Liability."

NO ESTABLISHED MARKET FOR BANK COMMON STOCK


     At the present time, there is no established public market for the Bank Common Stock. Accordingly, it is unlikely that such a market will develop or that, following consummation of the Reorganization, such a market for the Holding Company Common Stock will develop. Therefore, subsequent transfers of the Holding Company Common Stock by the holders thereof may only be effected in private transactions.


AVAILABLE FINANCIAL INFORMATION


     The Bank Common Stock is not, and the Holding Company Common Stock will not be, registered with the OTS and the SEC, respectively, under the Securities Exchange Act of 1934 (the "Exchange Act"). As a result, the annual and periodic reporting requirements of the Exchange Act are not and will not be applicable, and certain historical financial information which would have been otherwise disclosed has not been available to holders of the Bank Common Stock. See "Proposal III--Proposed Holding Company Formation--Consequences Under Federal Securities Laws."


     The Bank has furnished to holders of Bank Common Stock, and the Holding Company intends to continue to furnish to holders of Holding Company Common Stock, an annual report to stockholders which contains audited financial statements prepared in conformity with generally accepted accounting principles.

________________________________________________________________________________
                          PROXY STATEMENT/PROSPECTUS
                              FIRST FEDERAL BANK
                             FBDC FINANCIAL CORP.

                           1400 GAULT AVENUE, NORTH
                          FORT PAYNE, ALABAMA  35967
                                (205) 845-1077

                        ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER __, 1997

--------------------------------------------------------------------------------
                                    GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Federal Bank (hereinafter called the "Bank") to be used at the 1997 Annual Meeting of Stockholders of the Bank (hereinafter called the "Annual Meeting"), which will be held at the Bank's main office located at 1400 Gault Avenue, North, Fort Payne, Alabama, on Thursday, December ___, 1997, at 2:00 p.m., local time. The Bank has extended the date of the Annual Meeting in order to prepare the various regulatory filings related to the proposed holding company reorganization that will be considered and voted upon at the Annual Meeting. To facilitate such an extension, the Board of Directors has adopted, and the Office of Thrift Supervision has approved, a one-time amendment to the Bank's Bylaws to provide for the Annual Meeting to be held within 180 days after the end of the fiscal year ended June 30, 1997 (i.e., on or before December 27, 1997), rather than the 150 days provided in the Bank's Bylaws.

     The Bank was formerly known as "First Federal Savings and Loan Association of DeKalb County" and adopted its current name in July 1996, but did not change its status as a federal savings association. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about November __, 1997.


--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Proxies solicited by the Board of Directors of the Bank will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW AND IN FAVOR OF EACH OF THE OTHER PROPOSALS SET FORTH IN THIS PROXY STATEMENT FOR CONSIDERATION AT THE ANNUAL MEETING. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Bank at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting in itself will not revoke such stockholder's proxy.


--------------------------------------------------------------------------------
                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     The securities entitled to vote at the Annual Meeting consist of the shares of the Bank's common stock, $1.00 par value per share (the "Bank Common Stock"). Stockholders of record as of the close of business on October 31, 1997 (the "Record Date") are entitled to one vote for each share of Bank Common Stock then held. As of the Record Date, 283,366 shares of Bank Common Stock were issued and outstanding.

     Pursuant to the Bylaws of the Bank, every stockholder voting for the election of directors is entitled to cumulate his votes by multiplying his shares times the number of directors to be elected. Each stockholder will be entitled to cast his votes for one director or distribute his votes among any number of the nominees being voted on at the Annual Meeting. Stockholders may not cumulate their votes on the form of proxy solicited by the Board of Directors. In order to cumulate votes, stockholders must attend the Annual Meeting and vote in person or make arrangements with their own proxies. The Board of Directors intends to vote the proxies solicited by it equally between the two nominees of the Board of Directors. HOWEVER, THE RIGHT IS RESERVED, IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS, TO DISTRIBUTE VOTES AMONG SOME OR ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS IN A MANNER OTHER THAN EQUALLY SO AS TO ELECT AS DIRECTORS THE MAXIMUM POSSIBLE NUMBER OF SUCH NOMINEES.

     The following table sets forth, as of the Record Date, certain information as to the Bank Common Stock beneficially owned by the Bank's directors, by any non-director executive officers of the Bank named in the Summary Compensation Table set forth under the caption "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table," by all executive officers and directors of the Bank as a group and by all persons who were known to the Bank to beneficially own more than 5% of the Bank Common Stock outstanding at the Record Date.

                                              AMOUNT AND        PERCENT OF
                                               NATURE OF        SHARES OF
NAME AND ADDRESS OF                           BENEFICIAL    BANK COMMON STOCK
CERTAIN BENEFICIAL OWNERS                    OWNERSHIP (1)     OUTSTANDING
-------------------------                    -------------  ------------------
     Una Miller                                    23,800                 8.4%
     400 5th Street, N.E.
     Fort Payne, Alabama  35967

     Randy Owen and Kelly Owen                     27,732                 9.8
     207 Gault Avenue South
     Fort Payne, Alabama  35967

     Johnny D. Young and Linda M. Young            14,610                 5.2
     Route 5, Box 381
     Fort Payne, Alabama  35967

     Martha Brooks                                 16,000                 5.6
     2316 Alabama Avenue North
     Fort Payne, Alabama  35967

     Glen Kilgore                                  26,760                 9.4
     220 Rainbow Avenue, S.W.
     Rainsville, Alabama  35986

     Eloise Smith                                  48,732                17.1
     P.O. Box 554
     Rainsville, Alabama  35986

     James F. Eberhart, Jr.                        14,462                 5.1%
     First Federal Bank
     1400 Gault Avenue, North
     Fort Payne, Alabama  35967

     NAMES OF OTHER DIRECTORS
       AND EXECUTIVE OFFICERS
     ------------------------

     Dr. J. Malcolm Brewer                          2,000                 0.7
     Lowell D. Durham                                 400                 0.01
     Paul Thomas                                      200                 0.01
     Charles Stephens                               3,060                 0.11
     J. W. Goza                                    13,000                 4.6

     All Executive Officers and Directors
      as a Group (8 persons)                       48,242                17.0

__________________________
(1) A person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.

--------------------------------------------------------------------------------
                      PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Bank's Board of Directors currently is composed of seven members. The Bank's Charter currently provides that the Board of Directors shall consist of a minimum of seven and a maximum of 15 directors. Under the Bank's Federal Stock Charter, directors of the Bank are divided into three classes and elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, two directors will be elected for a term expiring at the 2000 Annual Meeting of Stockholders.

     The Board of Directors has nominated for election as directors Dr. Malcolm
J. Brewer and Paul R. Thomas, who currently are members of the Board, to serve for three years and until their successors are elected and qualified. It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If either nominee is unable to serve, the shares represented by all properly executed proxies that have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why either nominee might be unavailable to serve.

     Neither the Bank's Charter and Bylaws nor applicable federal regulations specify the vote required to elect a director of a federal savings association. Alabama corporate law provides that directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present when the vote is taken. Such a vote will be required in the election of directors at the Annual Meeting.

     The following table sets forth, for each nominee and each continuing director, his name, age as of the Record Date, the year he first became a director of the Bank and the expiration of his current term as a director of the Bank. There are no arrangements or understandings between the Bank and any director pursuant to which such person has been elected a director of the Bank, and no director is related to any other director or executive officer by blood, marriage or adoption.

                            AGE AS     YEAR FIRST   CURRENT
                            OF THE     ELECTED AS   TERM
   NAME                   RECORD DATE  AS DIRECTOR  TO EXPIRE
   ----                   -----------  -----------  ---------

         BOARD NOMINEES FOR TERMS TO EXPIRE AT THE 2000 ANNUAL MEETING

Dr. J. Malcolm Brewer        83            1965       1997
Paul R. Thomas               53            1985       1997

                         DIRECTORS CONTINUING IN OFFICE

Lowell D. Durham             70            1985       1998
J. W. Goza                   66            1990       1998
Johnny D. Young              53            1985       1998
James F. Eberhart, Jr.       68            1975       1999
Charles R. Stephens          49            1986       1999

     Presented below is certain information concerning the directors of the Bank. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     Charles R. Stephens - Owner - Dixie Machine Shop.

     James F. Eberhart, Jr. - Chairman of the Board, President and Chief Executive Officer of the Bank.

     Paul R. Thomas - Probate Judge, DeKalb County, Alabama.

     Dr. J. Malcolm Brewer - Dentist.  Retired in 1994.

     J.W. Goza - Owner - Retired.  Previously, J.W. Goza Hosiery.

     Johnny D. Young - Owner - Young Steel.

     Lowell D. Durham - Retired.  Loan Officer of the Bank from 1984 to 1993.

EXECUTIVE OFFICER

     The Bank has one executive officer who does not also serve as a director. Lila A. McCurdy (age 53) has served as Assistant to the Chief Executive Officer of the Bank since 1966 and has been Assistant Secretary Treasurer since 1971.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Bank conducts its business through meetings of the Board and its committees. During the year ended June 30, 1997, the Bank's Board of Directors held 14 meetings. All of the directors of the Bank attended 75% or more of the aggregate number of the meetings of the Board of Directors and committees on which such Board member served during the year ended June 30, 1997.

     The Board of Directors has a Executive Committee consisting of Directors James Eberhart, Charles Stephens and Johnny Young, as well as Lila McCurdy, the Bank's Assistant Secretary Treasurer. The function of the Executive Committee is to discuss and approve business of the Bank that comes before the Board of Directors between the regular meetings of the Board. The Executive Committee did not meet during the year ended June 30, 1997, as it was constituted for the first time in the current fiscal year.

     The Board of Directors has a standing Audit and Compensation Committee consisting of J. Malcolm Brewer, Paul Thomas and Charles Stephens. The Committee meets on call. The Audit and Compensation Committee met one time during the year ended June 30, 1997. The function of the Committee is to determine through an external and internal audit program that the interests of depositors and stockholder are properly advanced and safeguarded. It meets on matters relative to the annual examination by the Bank's accounting firm and discusses the accounting firm's memorandum on accounting procedures and internal control. The Committee also considers the independence of the accounting firm for non-audit functions. The Committee also recommends the election of an external accounting firm to the Board of Directors. The Committee also recommends compensation for directors and executive officers of the Bank.

     In accordance with the Bank's Bylaws, the entire Board of Directors acts as the Bank's Nominating Committee. The Nominating Committee meets to consider potential nominees. In its deliberations, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would allow the Board to continue its geographic diversity that provides for adequate representation of its market area. The Board of Directors met once as the Nominating Committee during the year ended June 30, 1997.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for the fiscal years ended June 30, 1997, 1996 and 1995 awarded to or earned by the Chief Executive Officer of the Bank. No executive officer of the Bank earned in excess of $100,000 in salary and bonus during the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation
                          ------------------------------------------------------
                                                 Other Annual   All Other
Name                      Year  Salary   Bonus   Compensation   Compensation(1)
--------------------------------------------------------------------------------
James F. Eberhart, Jr.    1997  $52,500  $2,110   $5,750/(1)/  $1,747.54/(2)/
Chairman of the Board,    1996   52,500   2,050    5,820        1,749.64
   President and Chief    1995   52,500   1,900    5,838          655.40
   Executive Officer

____________
(1) Consists of Board of Directors fees. Executive officers of the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in the fiscal year by the named executive officer did not exceed 10% of the executive officer's annual salary and bonus.
(2)  Consists of matching contribution under the Bank's 401(k) Plan.

DIRECTORS' COMPENSATION

     Directors of the Bank currently each receive fees of $300 for each meeting of the Board of Directors attended and $25 for each meeting attended of committees of the Board of Directors.

CERTAIN TRANSACTIONS

     Under applicable law, the Bank's loans to directors and executive officers must be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions with non-affiliated persons, and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has a policy of offering loans to officers and directors and employees in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.


--------------------------------------------------------------------------------
               PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

        The Board of Directors has heretofore renewed the Bank's arrangements with Borders & Associates, P.C. to be its auditors for the 1998 fiscal year, subject to ratification by the Bank's stockholders. A representative of Borders & Associates, P.C. will be present at the Meeting to respond to stockholder's questions and will have the opportunity to make a statement if he so desires.

     The appointment of the auditors must be approved by a majority of the votes cast by the stockholders of the Bank at the meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF BORDERS & ASSOCIATES, P.C. AS THE BANK'S INDEPENDENT AUDITORS.

--------------------------------------------------------------------------------
               PROPOSAL III -- PROPOSED HOLDING COMPANY FORMATION
--------------------------------------------------------------------------------

SUMMARY

     The formation of a holding company will be accomplished under an Agreement and Plan of Reorganization, dated October 14, 1997 (the "Plan of Reorganization"), pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company, an Alabama corporation recently formed for the purpose of becoming a holding company for the Bank. Under the terms of the Plan of Reorganization, each outstanding share of Bank Common Stock will be converted into one share of Holding Company Common Stock, and the former holders of Bank Common Stock will become the holders of all of the outstanding Holding Company Common Stock. The Holding Company was incorporated in October 1997, and has no prior operating history. Following the Reorganization, it is intended that the Bank will continue its operations at the same location, with the same management, and subject to all the rights, obligations and liabilities of the Bank existing immediately prior to the Reorganization.

REASONS FOR THE REORGANIZATION

     The Board of Directors of the Bank believes that a holding company structure will provide greater flexibility than is currently enjoyed by the Bank. Federal regulations limit the types of businesses in which the Bank may engage and limit the amount which may be invested by the Bank in subsidiaries. The Bank is also limited in its ability to engage in certain corporate transactions, such as stock repurchases, by provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to savings banks but not to their holding companies. The Board of Directors believes that stock repurchases could improve market liquidity and enhance stockholder value.

     Because there are currently no material restrictions on the business activities of a unitary savings and loan holding company (i.e., a holding company with only one savings institution subsidiary), the establishment of such a holding company also permits diversification of operations and the acquisition and formation of companies engaged in lines of business which, while complementary to the thrift business, should help to reduce the risks inherent in an industry which is sensitive to interest rate changes. The qualification of the Holding Company as a unitary savings and loan holding company will, however, be subject to the Bank's continued maintenance of its status as a Qualified Thrift Lender ("QTL"). See "-- Regulation of the Holding Company -- Activities Restrictions." The Bank is currently, and expects to remain, a QTL, although there can be no assurance of its ability to do so. Upon consummation of the Reorganization, it is expected that the Holding Company will be in a position to take immediate advantage of any acquisition or conversion opportunities which may arise, though no specific acquisition or conversion is planned at this time.

     With respect to diversification, it should be noted that legislation currently is under consideration by the United States Congress that would, if enacted as proposed, place restrictions on the business activities of unitary savings and loan holding companies. However, neither the enactment of such legislation nor the extent and nature of the legislation's restrictions on savings and loan holding company activities can presently be predicted. See "-- Regulation of the Holding Company--Activities Restrictions."

     The Board of Directors believes that the Bank's status as a wholly owned subsidiary of the Holding Company may also facilitate the conversion of the Bank's charter into a commercial bank charter or other financial institution charter. Should the Bank's business objectives change in the future in a manner such that it would benefit from conversion to a different form of financial institution charter, the Bank may consider such a charter conversion at that time. However, the Bank has no present plans to convert the Bank's charter.

     Although the Board of Directors of the Bank presently intends to operate the Holding Company as a unitary savings and loan holding company in order to permit diversification, the Holding Company will have the ability to become a multiple savings and loan holding company (a holding company which has more than one savings institution subsidiary). The multiple holding company structure can facilitate the acquisition of other savings institutions in addition to other companies. If a multiple holding company structure is utilized, the acquired savings institution would be able to operate on a more autonomous basis as a wholly owned subsidiary of the holding company rather than as a division of the Bank. For example, the acquired institution could retain its own directors, officers and corporate name, as well as having representation on the Holding Company's board of directors. This more autonomous operation may be decisive in acquisition negotiations. Although there are no pending plans, agreements or understandings for acquisitions, the Holding Company would be in a position to immediately take advantage of any acquisition opportunities as they arise. Any acquisition of another savings institution would be subject to regulatory approval. See "-- Regulation of the Holding Company -- Restrictions on Acquisitions."

     If the Holding Company decides in the future to use a multiple savings and loan holding company structure, the Holding Company would be able to diversify its financial services and business activities through the Holding Company or other subsidiaries of the Holding Company to a greater degree than is currently possible through the Bank or its service corporation. In general, however, the business activities of multiple savings and loan holding companies are restricted to certain enumerated activities (except that such restrictions do not apply in the case of multiple savings and loan holding companies where each acquisition of an additional savings association was made pursuant to authority to approve emergency thrift acquisitions and each subsidiary savings association satisfies the QTL test). See "--Regulation of the Holding Company -- Activities Restrictions." Despite such restrictions, the range of financial services and business activities authorized for multiple savings and loan holding companies is still broader than those authorized for service corporations of federal savings associations. This ability of a holding company to diversify on a limited basis while acquiring other savings associations through a multiple structure or to have complete authority to diversify as a unitary savings and loan holding company is believed by the Board of Directors of the Bank to be a substantial operating advantage to the holding company structure.

     THE BOARD OF DIRECTORS OF THE BANK HAS UNANIMOUSLY APPROVED THE PLAN OF REORGANIZATION AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PLAN OF REORGANIZATION.

PLAN OF REORGANIZATION


     The Reorganization will be accomplished under the Plan of Reorganization, which is attached as Exhibit A hereto and incorporated by reference herein. The following discussion is qualified in its entirety by reference to the Plan of Reorganization. The Plan of Reorganization was unanimously approved by the Board of Directors on October 14, 1997.

     The Holding Company is a newly organized Alabama corporation that was formed by the Bank solely for the purpose of effecting the Reorganization. Therefore, the Holding Company has no prior operating history. The Plan of Reorganization is by and among the Bank, the Holding Company and First Federal Interim Savings Bank, a to-be-formed interim stock savings bank that will be a wholly owned subsidiary of the Holding Company ("Interim Savings").

     The Reorganization will be accomplished by the following steps: (i) the formation by the Bank of a wholly-owned operating subsidiary, the Holding Company, incorporated under the laws of the State of Alabama for the primary purpose of becoming the sole stockholder of a newly formed interim savings stock savings bank, and subsequently becoming the sole stockholder of the Bank; (ii) the formation of an interim savings stock savings bank, Interim Savings, which will be wholly owned by the Holding Company; and (iii) the merger of Interim Savings into the Bank, with the Bank as the surviving corporation. Pursuant to such merger: (i) all of the issued and outstanding shares of Bank Common Stock will automatically be converted by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of Holding Company Common Stock, and (ii) all of the issued and outstanding shares of common stock of Interim Savings will automatically be converted by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of Bank Common Stock, which will be all of the issued and outstanding stock of the Bank.

     After the Reorganization, the former holders of Bank Common Stock will be the holders of all of the outstanding Holding Company Common Stock. In addition, the Holding Company will hold all of the issued and outstanding voting stock of the Bank; accordingly, the Bank is described herein as a "wholly owned" subsidiary of the Holding Company following the Reorganization.


     The Board of Directors of the Bank presently intends to cause the Holding Company to be initially capitalized through a cash dividend to the Holding Company of up to $100,000, subject to non-objection by the OTS. While the Bank has not yet provided notice to the OTS regarding, nor received approval of, its proposed dividend to the Holding Company, the Bank believes that such dividend is permissible under applicable OTS regulations. However, approval of such a dividend is not a condition to consummation of the Reorganization. The OTS's capital distribution regulations generally allow an institution (like the Bank) that is meeting its regulatory capital requirements to make capital distributions, with prior notice to but without the approval of the OTS, in an amount of up to 75% of its net income for the previous four quarters. Future capitalization of the Holding Company will be dependent upon dividends declared by the Bank or the raising of additional capital by the Holding Company through a future issuance of securities or debt or through other means. The Board of Directors of the Holding Company has no present plans or intentions with respect to any future issuance of securities or debt at this time.

     Further, the Bank will continue its existing business and operations as a wholly owned subsidiary of the Holding Company, and the consolidated capitalization, assets, liabilities, income and financial statements of the Holding Company immediately following the Reorganization will be substantially the same as those of the Bank immediately prior to consummation of the Reorganization. The Federal Stock Charter and Bylaws of the Bank will continue in effect and will not be affected in any manner by the Reorganization, and the Bank will continue to operate under its current name, "First Federal Bank." The corporate existence of the Bank will continue unaffected and unimpaired by the Reorganization.

FINANCIAL RESOURCES OF THE HOLDING COMPANY

     The Bank does not currently intend to transfer any material amount of funds as a capital contribution to the Holding Company prior to the effective date of the Reorganization. Immediately following the Reorganization, the assets of the Holding Company, on an unconsolidated basis, will consist of all of the then-outstanding shares of Bank Common Stock. However, the Bank anticipates that following the Reorganization, it will declare and pay a up to $100,000 cash dividend to the Holding Company, as the Bank's sole stockholder. While the Bank may in the future transfer funds to the Holding Company, such transfer would be subject to a number of factors, including the Holding Company's and the Bank's future financial requirements and applicable regulatory restrictions.

     Set forth below is the consolidated capitalization of the Holding Company after giving effect to the Reorganization as of June 30, 1997. The pro forma capitalization of the Holding Company set forth below is essentially identical to the capitalization of the Bank at June 30, 1997.

                                                As of June 30, 1997
                                              Consolidated Pro Forma
                                                 Capitalization of
                                                the Holding Company
                                              -----------------------
                                                  (In thousands)
          Liabilities
          -----------

          Deposits                                    $51,084
          Other Liabilities                               434
                                                      -------

             Total Liabilities                        $51,518
                                                      =======

          Stockholders' Equity
          --------------------

          Common Stock $.01 par value,
             5,000,000 shares authorized,
             283,366 shares outstanding               $     3
          Preferred Stock, $.01 par value,
             1,000,000 shares authorized,
             no shares outstanding                          0
          Additional paid-in capital                    1,269
          Retained earnings                             2,405
                                                      -------

             Total stockholders' equity               $ 3,677
                                                      =======

     The Bank estimates that the total expenses associated with the Reorganization will be approximately $45,000. These expenses will be capitalized and amortized by the Bank over a 60 month period.

     Financial resources may be available to the Holding Company in the future through borrowings, debt or equity financings or dividends from the Bank or other acquired entities or new businesses. Any loans from the Bank to the Holding Company would be subject to certain collateralization, amount and other restrictions on covered transactions between FDIC-insured banks and their affiliates under Section 23A of the Federal Reserve Act. There can be no assurance as to the amount of financial resources that may be available to the Holding

Company. In particular, dividends from the Bank to the Holding Company will be subject to tax considerations and regulatory limitations and will result in taxable income to the Bank to the extent that they are deemed to be from the Bank's loan loss reserves.

     The capital of the Holding Company may be used by the Holding Company for various corporate purposes, including acquisitions of other financial institutions or companies engaged in related activities in the financial services industry, subject to the requirements of applicable federal and state law, or for repurchases of outstanding shares of Holding Company Common Stock. At the present time, however, the Holding Company has no agreements, understandings or plans regarding any such acquisitions or repurchases. The capital of the Holding Company will also be available for general corporate purposes, including the payment of dividends to the Holding Company's stockholders and providing loans to the Bank.

EFFECTIVE DATE

     The "Effective Date" of the Reorganization will be the date upon which the Articles of Combination pertaining to the Reorganization are endorsed by the OTS. The Bank currently expects that the Effective Date will be immediately following the satisfaction of all conditions to the Plan of Reorganization, including the receipt of stockholder approval, approval of the Holding Company's application to the OTS to serve as the holding company for the Bank, and endorsement of the Articles of Combination by the OTS.

OPTIONAL EXCHANGE OF STOCK CERTIFICATES

     After the Effective Date of the Reorganization, certificates evidencing shares of Bank Common Stock will automatically represent, by operation of law, the same number of shares of the Holding Company Common Stock. Former holders of the Bank Common Stock will not be required to exchange their Bank Common Stock certificates for Holding Company Common Stock certificates, but will have the option to do so.

DISSENTING STOCKHOLDERS' RIGHTS OF APPRAISAL

     Federal regulations entitle a stockholder who votes against the Reorganization to demand payment by the Association of the fair or appraised value of his shares. A dissenting stockholder must deliver to Mr. Johnny Young, Secretary, First Federal Bank, 1400 Gault Avenue, North, Fort Payne, Alabama 35967, before voting on Proposal III, written notice identifying himself and stating his intention thereby to demand appraisal of and payment for his shares. Such written notice must be separate from and in addition to any proxy or vote against Proposal III. Under the Plan of Reorganization, the obligations of the Holding Company, the Bank and Interim Savings to consummate the Reorganization are conditioned upon the holders of not more than 5% of the Bank's outstanding shares electing to exercise their rights as dissenting stockholders. Although the parties to the Plan of Reorganization could waive this condition, none of them presently intends to do so.

     Provided that such stockholder does not thereafter vote in favor of the Reorganization, and assuming the holders of the requisite number of shares approve Proposal II, then, within 10 days after the Effective Date of the Reorganization, the Bank shall (i) notify each stockholder entitled to such notice of the Effective Date, (ii) offer to pay to each such stockholder a specified price deemed by the Bank to be the fair value for his shares, and
(iii) remind each dissenting stockholder that, within 60 days after the Effective Date of the Reorganization, the stockholder must either agree with the Bank on the fair value of his shares or file a petition with the OTS demanding determination of the fair market value of the shares, or the stockholder shall be deemed to have accepted the terms of the Reorganization. If within

60 days of the Effective Date of the Reorganization, the fair value is agreed upon between the Bank and a stockholder is entitled to payment, such payment shall be made within 90 days of the Effective Date of the Reorganization. Within 60 days of the Effective Date of the Reorganization, each stockholder demanding appraisal and payment must, as a condition to exercise of his appraisal rights, submit to the Secretary of the Bank his certificates of stock for placement of a notation thereon regarding the stockholder's demand of appraisal and payment. At any time within 60 days after the Effective Date of the Reorganization, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms of the Reorganization.

     In the event that a fair value cannot be determined by the Bank and a stockholder demanding appraisal and payment, an appraisal will be determined by the OTS, which shall direct payment by the Bank in accordance with such appraised value upon surrender of the stockholder's stock certificate.

     The OTS has the right to apportion among all or some of the parties any expenses of any proceeding to demand the fair or appraised value of shares as it deems equitable. Any stockholder who has demanded appraisal rights for his shares of Bank Common Stock is, with certain exceptions, thereafter denied voting and dividend rights with respect to such shares. Shares of the Holding Company Common Stock into which shares of Bank Common Stock would have been converted had their holders assented to the Reorganization shall have the status of authorized and unissued shares of the Holding Company Common Stock. A company of the governing federal regulation is attached hereto as Exhibit D and incorporated herein by reference.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is a condition to the obligation of the Bank, Holding Company and Interim Savings to consummate the Reorganization that the Bank receive either a ruling from the Internal Revenue Service ("IRS") or an opinion from its legal counsel to the effect that (i) the Reorganization will be treated as a non-taxable transaction under applicable provisions of the Code, and (ii) no gain or loss will be recognized by the holders of Bank Common Stock upon the exchange of their shares of Bank Common Stock for shares of Holding Company Common Stock in the Reorganization.


     Assuming the continued validity of representations made by the Bank in connection with the Reorganization as of the Effective Date, and subject to certain conditions and qualifications, the law firm of Kutak Rock, Washington, D.C., special counsel to the Bank, has rendered an opinion that the Reorganization will be a non-taxable transaction with the consequences described above. Unlike private letter rulings received from the IRS, an opinion of counsel is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to that of the opinion, or that such opinion will be upheld by the courts if challenged by the IRS.

     Each holder of Bank Common Stock who properly dissents to the Reorganization and thereby receives solely cash in exchange for all of his or her shares of Bank Common Stock will generally recognize gain or loss in an amount equal to the difference between the aggregate amount of the cash received and the stockholder's adjusted tax basis in such shares of Bank Common Stock.


     THE FOREGOING IS A DISCUSSION OF ALL MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION. THE DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS TRUSTS, INDIVIDUAL RETIREMENT ACCOUNTS, OTHER EMPLOYEE BENEFIT PLANS, INSURANCE COMPANIES, AND STOCKHOLDERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH BANK STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER

OWN SPECIFIC FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE REORGANIZATION.

     Cash payments made to the Bank's stockholders who exercise their right to dissent to the Reorganization will be subject to a 31% backup withholding tax under federal income tax law unless certain requirements are met. Generally, the Bank, in its capacity as exchange agent, will be required to deduct and withhold the tax if (i) the stockholder fails for furnish a taxpayer identification number ("TIN") to the exchange agent or fails to certify under penalty of perjury that such TIN is correct; (ii) the IRS notifies the exchange agent that the TIN furnished by the stockholder is incorrect; (iii) the IRS notifies the exchange agent that the stockholder has failed to report interest, dividends or original issue discount in the past; or (iv) there has been a failure by the stockholder to certify under penalty of perjury that such stockholder is not subject to such backup withholding tax. Any amounts withheld by the exchange agent in collection of the backup withholding tax will reduce the federal income tax liability of the stockholder from whom such tax was withheld. The TIN of an individual stockholder is that stockholder's Social Security number.

CONSEQUENCES UNDER FEDERAL SECURITIES LAWS

     The Holding Company has filed with the SEC a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), for the registration of the Holding Company Common Stock to be issued and exchanged pursuant to the Plan of Reorganization. This Proxy Statement and the accompanying Notice of Annual Meeting constitute the Prospectus of the Holding Company filed as part of such registration statement. Shares of the Holding Company Common Stock received by stockholders of the Bank upon consummation of the Reorganization are expected to be freely transferable under the 1933 Act by those stockholders of the Bank not deemed to be "affiliates" of the Holding Company or the Bank. Pursuant to Rule 145 under the 1933 Act, shares of Holding Company Common Stock acquired by persons who are "affiliates" of the Holding Company or the Bank will be subject to the resale restriction contained in paragraphs (c), (e), (f) and (g) of Rule 144 under the 1933 Act. Affiliates are generally defined as persons who control, are controlled by, or are under common control with the Holding Company at the time of the Annual Meeting (generally executive officers and directors).

     Under paragraph (e) of Rule 144, each affiliate of the Holding Company, together with any other person whose sales are required to be aggregated with those of the affiliate under Rule 144, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of Holding Company Common Stock or (ii) the average weekly trading volume in such shares during the preceding four calendar weeks. Pursuant to paragraph (f) of Rule 144, the shares are required to be sold in "brokers' transactions," as defined in paragraph (g) of Rule 144, or in transactions directly with a "market maker," as defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as well as comply with certain other manner of sale requirements set forth in paragraph (f). Pursuant to paragraph (c) of Rule 144, the ability of affiliates to resell shares of Holding Company Common Stock received in the Reorganization under Rule 144 will be subject to the Holding Company's having satisfied certain 1934 Act reporting requirements for specified periods prior to the time of sale (see below). Affiliates also would be permitted to resell the Holding Company Common Stock received in the Reorganization pursuant to an effective registration statement under the 1933 Act or an available exemption from the 1933 Act registration requirements. This Proxy Statement/Prospectus does not cover any resales of Holding Company Common Stock received by persons who may be deemed to be affiliates of the Company upon consummation of the Reorganization.

     Upon consummation of the Reorganization, the Holding Company will not register the Holding Company Common Stock under the 1934 Act and the Holding Company will not be required to comply with the insider trading, reporting and proxy requirements under the 1934 Act. However, the Holding Company will remain subject to the general antifraud provisions of the federal securities laws following the Reorganization.

CONDITIONS TO THE REORGANIZATION

     The Plan of Reorganization sets forth a number of conditions which must be met before the Reorganization will be consummated, including, among others, (i) the approval of the Plan of Reorganization by the holders of a majority of the outstanding shares of Bank Common Stock, (ii) the receipt of either a ruling from the IRS or an opinion of counsel or independent auditors that the Reorganization will be treated as a nontaxable transaction under the Code (see "-- Tax Consequences"), (iii) the approval of the Reorganization by the OTS and the receipt of all approvals from any other governmental agencies that may be required for the consummation of the Reorganization; (iv) registration of the shares of Holding Company Common Stock to be issued in the Reorganization under the 1933 Act and compliance by the Holding Company with all applicable state securities laws relating to the issuance of Holding Company Common Stock; and
(v) the holders of not more than 5% of the outstanding shares of Bank Common Stock shall have elected to exercise dissenting stockholder rights pursuant to 12 C.F.R. (S) 552.14. Condition (v) may be waived by the parties at the discretion of the respective Boards of Directors. Additionally, the Plan of Reorganization may be terminated at any time prior to the Effective Date of the Reorganization by the mutual consent of the Boards of Directors of the Bank, the Holding Company, and Interim Savings.

AMENDMENT, TERMINATION OR WAIVER

     The Board of Directors of the Bank may cause the Plan of Reorganization to be amended or terminated if the Board determines for any reason that such amendment or termination would be advisable. Such amendment or termination may occur at any time prior to the filing of Articles of Combination with the OTS, whether before or after receipt of stockholder approval of the Plan of Reorganization, provided that no such amendment may be made to the Plan of Reorganization after stockholder approval if such amendment is deemed to be materially adverse to the Bank, the Holding Company or their stockholders. Additionally, any of the terms or conditions of the Plan of Reorganization may be waived by the party which is entitled to the benefit thereof.

BUSINESS OF THE BANK

     The Bank is a federally chartered stock savings association with three offices located in northeast Alabama. In 1996, the Bank changed its name from "First Federal Savings and Loan Association of DeKalb County" to "First Federal Bank," but did not change its status as a federal savings association. At October 31, 1997, the Bank had 283,366 shares of Bank Common Stock outstanding.


     The primary business of the Bank consists of attracting deposits from the general public and investing these deposits in loans secured by first mortgages on one-to-four family residences in the Bank's market area. The Bank derives its income primarily from interest earned on loans and, to a lesser extent, interest earned on investment securities, mortgage-backed securities and non-interest income. Funds for these activities are provided principally by operating revenues, deposits and repayments of outstanding loans and maturities of investment securities and mortgage-backed securities.

     The Bank is subject to examination and comprehensive regulation by the OTS, and the Bank's deposits are insured to applicable limits by the Savings Association Insurance Fund.


     LENDING ACTIVITIES. The Bank's total gross loan portfolio totaled $24.7 million at June 30, 1997, representing 44.8% of total assets at that date. Substantially all loans are originated in the Bank's market area. At June 30, 1997, $12.3 million, or 50.8% of the Bank's loan portfolio, consisted of one-to-four family, residential mortgage loans. Other loans secured by real estate include multi-family residential loans ($564,000, or 2.5% of the Bank's loan portfolio at June 30, 1997) and non-residential real estate loans ($5.0 million, or 20.2% of the Bank's loan portfolio at June 30, 1997). The Bank also originates construction and consumer loans. At June 30, 1997, construction loans were $290,000, or 1.2% of the Bank's loan portfolio, and consumer loans were $3.1 million, or 12.6% of the Bank's loan portfolio.


     The Bank's lending activities are subject to the Bank's underwriting standards and to loan origination procedures prescribed by the Board of Directors and management. Detailed loan applications are obtained to determine the ability of borrowers to repay, and the more significant items on these applications are verified through the use of credit reports, financial statements and confirmations. All loans must be reviewed by the Loan Committee of the Board of Directors, and exceptions to the Bank's underwriting standards must be approved by the Board.


     The Bank offers conventional fixed rate one-to-four family mortgage loans with terms of 15 to 30 years. Fixed rate loans are generally underwritten either according to Federal Home Loan Mortgage Corporation or Federal National Mortgage Association guidelines, utilizing their approval documents so that the loans qualify for sale in the secondary market. The Bank also offers adjustable rate mortgage ("ARM") loans, which consist of 15 to 30-year ARMs that are indexed to the comparable Treasury index or various cost of funds indexes. The retention of ARMs in the Bank's portfolio helps reduce the Bank's exposure to increases in prevailing market interest rates. However, there are unquantifiable credit risks resulting from potential increases in costs to borrowers in the event of upward repricing of ARMs. It is possible that during periods of rising interest rates the risk of default on ARMs may increase due to increases in interest costs to borrowers. Further, although ARMs allow the Bank to increase the sensitivity of its interest-earning assets to changes in interest rates, the extent of this interest sensitivity is limited by the initial fixed-rate period before the first adjustment and the lifetime interest rate adjustment limitations. In addition, ARMs increase the Bank's exposure to decreases in prevailing market rates.


     The Bank's multi-family residential loan portfolio at June 30, 1997 consisted of two apartment complexes. The Bank's non-residential real estate portfolio consists of commercial real estate loans and loans on undeveloped land. Such lending entails significant additional risks as compared with one-to-four family residential property lending. Multi-family residential and commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers. The payment experience on such loans typically is dependent on the successful operation of the real estate project, retail establishment or business. These risks can be significantly impacted by supply and demand conditions in the market for the office, retail and residential space, and, as such, may be subject to a greater extent to adverse conditions in the economy generally.


     The Bank's construction lending primarily involves loans to individuals for construction of one-to-four family residential housing located within the Bank's market area, with such loans converting to permanent financing upon completion of construction. All construction loans are secured by a first lien on the property under construction. Construction financing generally is considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Such risk is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction.


     Consumer loans currently in the Bank's loan portfolio consist of loans secured by savings deposits, automobile loans, home equity loans and home improvement loans. Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or are secured by rapidly depreciable assets such as automobiles. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and therefore are more likely to be affected by adverse personal circumstances. Furthermore, various federal and state laws, including bankruptcy and insolvency laws, may limit the amounts which can be recovered on such loans.


     The Bank originates commercial business loans to small and medium businesses in its market area. At June 30, 1997, the Bank's commercial business loans amounted to $4.0 million, including $2.9 million in loans insured by the Small Business Administration. Commercial loans may involve greater risk than other types of lending. Because payments on such loans are often dependent on successful operation of the business involved, repayment of such loans may be subject to a greater extent to adverse conditions in the economy. The Bank seeks to minimize these risks through its underwriting guidelines, which require that the loan be supported by adequate cash flow of the borrower, profitability of the business, collateral and personal guarantees of the individuals in the business. In addition, the Bank limits this type of lending to its market area and to borrowers with which it has substantial experience or who are otherwise well known to the Bank.


     NONPERFORMING LOANS AND OTHER PROBLEM ASSETS. The Bank's nonperforming loans totaled $209,000, or 0.4% of total assets, at June 30, 1997. Loans are placed on a non-accrual status when the loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more and total repayment is not expected.


     ALLOWANCE FOR LOAN LOSSES. In originating loans, the Bank recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. It is management's policy to maintain an adequate allowance for loan losses based on, among other things, management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, the Bank's and the industry's historical loan loss experience, specific impaired loans, and economic conditions. The Bank increases its allowance for loan losses by charging provisions for possible loan losses against the Bank's income.


     The allowance for loan losses totaled $521,000 at June 30, 1997, an increase of $72,000 from the allowance of $449,000 at June 30, 1996. At June 30, 1997, the ratio of the allowance for loan losses to loans was 2.1%, and the ratio of the allowance for loan losses to non-performing loans was 249.0%. Although management believes that the allowance for loan losses is adequate, there can be no assurance that additional allowances will not be required or that losses on loans will not be incurred.


     INVESTMENT ACTIVITIES. The Bank is permitted under federal law to make certain investments. Federal regulations require the Bank to maintain an investment in Federal Home Loan Bank of Atlanta stock and a minimum amount of liquid assets which may be invested in cash and specified securities. The principal objective of the Bank's investment policy is to earn as high a rate of return as possible, but to consider also financial or credit risk, liquidity risk and interest rate risk.

     DEPOSIT ACTIVITY AND OTHER SOURCES OF FUNDS. Deposits are the primary source of the Bank's funds for lending, investment activities and general operational purposes. In addition to deposits, the Bank derives funds from loan principal and interest repayments, maturities of investment securities and mortgage-backed securities and interest payments thereon. Although loan interest repayments are a relatively stable source of funds, deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds, or on a longer term basis for general corporate purposes. The Bank has access to borrow from the Federal Home Loan Bank of Atlanta.

BUSINESS OF THE HOLDING COMPANY

     GENERAL. The Holding Company is currently a nonoperating corporation that was incorporated by the Bank in October 1997. Upon completion of the Reorganization, the Bank will become a wholly owned subsidiary of the Holding Company, and each stockholder of the Bank will become a stockholder of the Holding Company with the same respective ownership interest therein as presently held in the Bank.

     Immediately after consummation of the Reorganization, it is expected that the Holding Company will not engage in any business activity other than to hold all of the stock of the Bank. The Holding Company does not presently have any arrangements or understandings regarding any acquisition or merger opportunities. It is anticipated, however, that the Holding Company in the future may pursue other investment opportunities, including possible diversification through acquisitions and mergers, although none is contemplated at this time.

     PROPERTY. The Holding Company is not expected to own or lease real or personal property initially. Instead, it intends to utilize the premises, equipment and furniture of the Bank without the direct payment of any rental fees to the Bank.

     LEGAL PROCEEDINGS. The Holding Company has not, since its organization, been a party to any legal proceedings.

     EMPLOYEES. At the present time, the Holding Company does not intend to employ any persons other than its management. It will utilize the support staff of the Bank from time to time and reimburse the Bank for the time of its employees. If the Holding Company acquires other savings associations or pursues other lines of business, at such time it may hire additional employees.

     COMPETITION. It is expected that for the immediate future the primary business of the Holding Company will be the ownership of the Bank's common stock. Therefore, the competitive conditions to be faced by the Holding Company will be the same as those faced by the Bank.


     The Bank faces strong competition both in making loans and in attracting deposits. A large number of financial institutions, including commercial banks, savings associations, credit unions, and other nonbank financial companies, compete in DeKalb County, Alabama and the surrounding area, in which the primary service area of the Bank is located. Most of these companies are competitors of the Bank to varying degrees. The Bank also competes with many larger banks and other financial institutions that have offices over a wide geographic area. These larger institutions have certain inherent competitive advantages, such as the ability to finance wide ranging advertising campaigns and promotions and to allocate their investment assets to regions offering the highest yield and demand. In addition, competition in the Bank's service area may increase as a result of the lifting of restrictions on the interstate operations of financial institutions. In particular, OTS regulations permit interstate branching and mergers by federal savings institutions and Alabama law effective May 31, 1997 expressly authorizes Alabama commercial banks to merge with banks in any other state.

MANAGEMENT OF THE HOLDING COMPANY

     DIRECTORS. The Holding Company's Articles of Incorporation provide that the Board of Directors shall consist of not less than five nor more than 15 members. The Board of Directors will initially consist of seven members. The directors of the Holding Company are, and upon completion of Reorganization will continue to be, the same persons who are at present the directors of the Bank. See "Proposal I -- Election of Directors."

     The Holding Company's Articles of Incorporation provide that whenever the Board of Directors shall consist of eight or fewer members, the directors shall be elected for terms expiring at the next annual meeting of stockholders following their election. Whenever the Board of Directors shall consist of nine or more members, the directors will be divided into three classes as nearly equal as possible and shall be elected for staggered terms of three years so that approximately one-third of the directors are elected each year. Since the Board of Directors currently consists of seven numbers, the directors of the Holding Company will initially be elected for one-year terms and all of the directors will be elected each year.

     OFFICERS. The officers of the Holding Company are, and upon completion of the Reorganization will be, the following persons, each of whom is an officer with the Bank.

               Name                          Position
               ----                          --------

         James F. Eberhart, Jr.       Chairman of the Board, President
                                        and Chief Executive Officer
         J. Malcolm Brewer            Vice President
         Johnny D. Young              Secretary
         Lila A. McCurdy              Assistant Secretary Treasurer

     The age on June 30, 1997, principal occupation and business experience for the past five years of the officers of the Holding Company are set forth below.

     James F. Eberhart, Jr. (age 68) has been Chairman of the Board, President and Chief Executive Officer of the Bank since 1986.

     J. Malcolm Brewer (age 83) is a dentist and has been Vice President and a director of the Bank since 1985.

     Johnny D. Young (age 53) is the owner of Young Steel and has served as Secretary of the Bank since 1985.

     Lila A. McCurdy (age 53) has served with the Bank since 1966 and has been Assistant Secretary Treasurer and Assistant to the Chief Executive Officer since 1971.

     EXECUTIVE COMPENSATION. Since the formation of the Holding Company, none of its executive officers or directors has received any remuneration from the Holding Company. It is expected that, unless and until the Holding Company becomes actively involved in additional businesses, no separate compensation will be paid to its directors and officers in addition to compensation paid to them by the

Bank. However, the Holding Company may determine that such separate compensation is appropriate in the future. At the present time, the Holding Company does not intend to employ any persons other than its present management. If the Holding Company acquires other businesses, it may at such time hire additional employees. For information concerning the compensation of the Chief Executive Officer of the Bank and Holding Company, see "Proposal I -- Election of Directors -- Executive Compensation."

     INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY. The Bank is required by OTS regulations to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought against them by reason of the performance of their official duties. Indemnification may be made to such person only if final judgment on the merits is in his favor or, in case of (i) settlement, (ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of the directors of the Bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could have reasonably believed under the circumstances was in the best interest of the Bank or its stockholders. If a majority of the directors of the Bank concludes that in connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action.

     The Holding Company's Articles of Incorporation provide for indemnification to the fullest extent permissible under the Alabama Business Corporation Act ("ABCA") of any individual who is or was a director, officer, employee or agent of the Holding Company, and any individual who serves or served at the Holding Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity. Pursuant to the ABCA, such indemnification may be made if the individual acted in good faith and (i) reasonably believed that, in the case of conduct in his official capacity with the Holding Company, such conduct was in the best interests of the Holding Company and in all other cases, at least not opposed to its best interests, and
(ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. This provision does not apply to conduct prior to the incorporation of the Holding Company or to conduct not as a director, officer, employee or agent of the Holding Company. In accordance with the ABCA, an individual may not be indemnified (a) in connection with a proceeding by or in the right of the Holding Company in which the individual was adjudged liable to the Holding Company or (b) in connection with any other proceeding charging improper personal benefit to the individual in which he was adjudged liable on the basis that personal benefit was improperly received by him. Management does not have any plans to provide for indemnification rights beyond those provided in the Holding Company's Articles of Incorporation.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Holding Company pursuant to the foregoing provisions, the Holding Company has been informed that, in the opinion of both the SEC and the OTS, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

     The Holding Company's Articles of Incorporation also provide that a director shall not be personally liable to the Holding Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except liability for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the Holding Company or its stockholders, (iii) certain distributions that are unlawful under Alabama law, (iv) an intentional violation of criminal law or (v) breach of the director's duty of loyalty to the Holding Company or its stockholders.

     This provision eliminates the potential liability of the Holding Company's directors for failure, through ordinary negligence, to satisfy their duty of care, which requires directors to exercise informed business judgment in discharging their duties. It may thus reduce the likelihood of derivative litigation against directors and discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have been beneficial to the Holding Company and its stockholders. Stockholders may thus be surrendering a cause of action based upon negligent business decisions, including those relating to attempts to change control of the Holding Company. The provision will not, however, affect the right to pursue equitable remedies for breach of the duty of care, although such remedies might not be available as a practical matter, and the provision does not apply to breaches of duty prior to the incorporation of the Holding Company or to breaches not committed as a director, officer, employee or agent of the Holding Company.

     To the best of management's knowledge, there is currently no pending or threatened litigation for which indemnification may be sought or any recent litigation involving directors of the Bank that might have been affected by the limited liability provision in the Holding Company's Articles of Incorporation had they been in effect at the time of the litigation.

     Federal regulations applicable to the Bank contain no provisions for limitation of directors' liability.

     The above provisions of the Holding Company's Articles of Incorporation seek to ensure that the ability of the Holding Company's directors to exercise their best business judgment in managing the Holding Company's affairs, subject to their continuing fiduciary duties of loyalty to the Holding Company and its stockholders, is not unreasonably impeded by exposure to the potentially high personal costs or other uncertainties of litigation. The nature of the tasks and responsibilities undertaken by directors and officers often requires such persons to make difficult judgments of great importance which can expose such persons to personal liability, but from which they will acquire no personal benefit (other than as stockholders). In recent years, litigation against corporations and their directors and officers, often amounting to mere "second guessing" of good-faith judgments and involving no allegations of personal wrongdoing, has become common. Such litigation often claims damages in large amounts which bear no relationship to the amount of compensation received by the directors or officers, particularly in the case of directors who are not officers of the corporation. The expense of defending such litigation, regardless of whether it is well founded, can be enormous. Individual directors and officers can seldom bear either the legal defense costs involved or the risk of a large judgment.

     In order to attract and retain competent and conscientious directors and officers in the face of these potentially serious risks, corporations have historically provided for corporate indemnification in their bylaws and have obtained liability insurance protecting the company and its directors and officers against the cost of litigation and related expenses. The Bank currently has insurance coverage for its directors and officers, and the Bank's management currently anticipates that the Holding Company will be able to obtain such coverage for its directors and officers. Based upon the publicized trends in the insurance industry and the reported experience of other companies, the Bank's management has no reason to believe that these problems will be alleviated in the near future. While, in the opinion of the Bank's management, current conditions have not to date impaired the Bank's ability to secure qualified directors and officers, management of the Bank believes that these trends may result in individuals being unwilling, in many instances, to serve as directors of the Holding Company without at least a partial supplement to the protection which such insurance has historically provided. The provisions of the Holding Company's Articles of Incorporation relating to director liability and the ABCA authorizing such provisions are intended to reduce, in appropriate cases, the risks incident to serving as a director which otherwise could be covered by liability insurance. The Holding Company's Board of Directors, the individual members of which will benefit from the inclusion of the indemnification and limitation of liability provisions, has a personal interest in including these provisions in the Holding Company's Articles of Incorporation at the potential expense of stockholders.

COMPARISON OF STOCKHOLDERS' RIGHTS


     INTRODUCTION. As a result of the Reorganization, holders of Bank Common Stock, whose rights are presently governed by federal law and the Federal Stock Charter and Bylaws of the Bank, will become stockholders of the Holding Company, an Alabama corporation. Accordingly, their rights will be governed by the ABCA and by the Articles of Incorporation and Bylaws of the Holding Company. Certain differences arise from this change of governing law as well as from distinctions between the Federal Stock Charter and Bylaws of the Bank and the Articles of Incorporation and Bylaws of the Holding Company. The following discussion is not intended to be a complete statement of every difference affecting the rights of stockholders, but it does summarize all material differences. The Articles of Incorporation and Bylaws of the Holding Company are attached hereto as Exhibits B and C and should be reviewed for more detailed information. The discussion below is qualified in its entirety by reference to such documents.


     ISSUANCE OF CAPITAL STOCK. The Bank's Federal Stock Charter authorizes the issuance of 400,000 shares of capital stock, of which 300,000 shares are common stock, par value $1.00 per share, and 100,000 shares are preferred stock. The Articles of Incorporation of the Holding Company authorize the issuance of 6,000,000 shares of capital stock, of which 5,000,000 shares are common stock, par value $.01 per share, and 1,000,000 shares are serial preferred stock, par value $.01 per share. On the Record Date, there were 283,366 shares of Bank Common Stock outstanding. Following the Reorganization, there will be the same number of shares of Holding Company Common Stock outstanding, assuming that no stockholder exercises dissenters' rights of appraisal. Under the Bank's Federal Stock Charter, shares of capital stock may not be issued directly or indirectly to officers, directors or controlling persons of the Bank (other than as part of a general public offering or as qualifying shares to a director) unless the issuance or the plan under which they would be issued is approved by a majority of the votes eligible to be cast. This restriction on issuing stock to officers, directors or controlling persons is not contained in the Holding Company's Articles of Incorporation. The Holding Company's Articles of Incorporation authorize the issuance of additional shares of stock up to the amount authorized as approved by the Board of Directors without the approval of the stockholders.

     The Holding Company has no present intention to issue additional shares of stock at this time. If additional shares were issued, the percentage ownership interests of existing stockholders would be reduced, and, depending on the terms pursuant to which new shares were issued, the book value of outstanding stock would be diluted. Moreover, such additional share issuance could be construed as having an anti-takeover effect. The ability to issue additional shares, which exists under both the Federal Stock Charter of the Bank and the Articles of Incorporation of the Holding Company, gives management greater flexibility in financing corporate operations.

     PAYMENT OF DIVIDENDS. Federal regulations impose certain limitations on the payment of dividends and other capital distributions (including stock repurchases and cash mergers) by the Bank. Under these regulations, a savings institution that, immediately prior to, and on a pro forma basis after giving effect to, a proposed capital distribution, has total capital (as defined by OTS regulation) that is equal to or greater than the amount of its fully phased-in capital requirements (a "Tier 1 Association") is generally permitted, after notice, to make capital distributions during a calendar year in the amount equal to the greater of: (i) 75% of its net income for the previous four quarters; or
(ii) up to 100% of
its net income to date during the calendar year plus an amount that would reduce by one-half the amount by which its ratio of total capital to assets exceeded its fully phased-in risk-based capital ratio requirement at the beginning of the calendar year. Savings associations with total capital in excess of the fully phased-in capital requirement that have been notified by the OTS that they are in need of more than normal supervision will be subject to restriction on dividends. A savings institution with total capital in excess of current minimum capital ratio requirements but not in excess of the fully phased-in requirements (a "Tier 2 Association") is permitted, after notice, to make capital distributions without OTS approval of up to 75% of its net income for the previous four quarters, less dividends already paid for such period, depending on the savings institution's level of risk-based capital. A savings institution that fails to meet current minimum capital requirements (a "Tier 3 Association") is prohibited from making any capital distributions without the prior approval of the OTS. Tier 1 Associations that have been notified by the OTS that they are in need of more than normal supervision will be treated as either a Tier 2 or Tier 3 Association. The Bank is a Tier 1 Association.

     In addition to the foregoing restrictions, the Bank would be prohibited under federal regulations from making any capital distributions, including dividends, if after making the distribution, the Bank would have: (i) a total risk-based capital ratio of less than 8.0%; (ii) a Tier 1 risk-based capital ratio of less than 4.0%; or (iii) a leverage ratio of less than 4.0%. Furthermore, earnings of the Bank appropriated to bad debt reserves and deducted for federal income tax purposes are not available for payment of cash dividends or other distributions to the Holding Company without payment of taxes at the then current tax rate by the Bank on the amount of earnings removed from the reserves for such distributions. Finally, the Bank is not permitted to pay dividends on its capital stock if its regulatory capital would thereby be reduced below the remaining balance of the liquidation account which was established for the benefit of certain depositors of the Bank at the time of its conversion from mutual to stock form.

     Unlike the Bank, the Holding Company is not subject to regulatory restrictions on the payment of dividends to stockholders. Under the ABCA, dividends may be paid unless, after giving effect to the dividend, the corporation paying the dividend would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy the preferential rights of any stockholders whose preferential rights are superior to those receiving the dividend. After the Reorganization, however, the Holding Company's principal source of income will initially consist of its equity in the earnings, if any, of the Bank. Although the Holding Company will not be subject to the above dividend restrictions regarding dividend payments to its stockholders, the restrictions on the Bank's ability to pay dividends to the Holding Company may affect the Holding Company's ability to pay dividends.

     The payment of future cash dividends by the Bank, and thus by the Holding Company, will continue to depend upon the Bank's earnings, financial condition and capital requirements, as well as the tax and regulatory considerations discussed herein. The Bank's Board of Directors considers many factors, including profitability, maintenance of adequate capital, current and anticipated future income, outstanding loan commitments, adequacy of loan loss reserves, cash flow requirements and economic conditions. Furthermore, before declaring a dividend, the Board of Directors must determine that the Bank will exceed its regulatory capital requirements after the payment of the dividend.
If the Reorganization takes place, federal regulations will require the Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Holding Company.

     SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the holders of Bank Common Stock generally may be called by the chairman of the board, the president, a majority of the Board of Directors or upon the written request of the holders of not less than one-tenth of all the outstanding capital stock entitled to vote at the meeting. The Holding Company's Articles of Incorporation provides that special meetings of stockholders may only be called by the Holding Company's Board of Directors, by an appropriate committee appointed by the Board of Directors, or upon the written demand of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting. Stockholder action may be taken only at a special or annual meeting of stockholders and not by written consent.

     CUMULATIVE VOTING. Cumulative voting entitles each stockholder to cast a number of votes in the election of directors equal to the number of such stockholder's shares of common stock multiplied by the number of directors to be elected, and to distribute such votes among one or more of the nominees to be elected. The Bank's Federal Stock Charter and Bylaws give stockholders cumulative voting rights with respect to the election of directors. The Holding Company's Articles of Incorporation, by contrast, provide that there shall be no cumulative voting by stockholders in the election of the Holding Company's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of stockholders may, if they so choose, elect all directors of the Holding Company to be selected at that meeting, thus precluding minority stockholder representation on the Holding Company's Board of Directors.

     STOCKHOLDERS' RIGHTS OF APPRAISAL. Pursuant to OTS regulations, stockholders of the Bank have dissenters' appraisal rights in connection with a plan of merger or consolidation to which the Bank is a party. Similarly, stockholders of the Holding Company will have dissenters' appraisal rights in connection with a business combination as to which the Holding Company is a party, unless the ABCA provides otherwise with respect to specific cases.

     VACANCIES ON THE BOARD OF DIRECTORS. Any vacancy on the Board of Directors of the Bank may be filled by the affirmative votes of a majority of the remaining directors although less than a quorum, and any director so appointed is to serve until the next election of directors by stockholders. Additionally, any directorship of the Bank to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office only until the next election of directors by the stockholders. The Articles of Incorporation of the Holding Company provide that vacancies on the board and newly created directorships may be filled by a two-thirds vote of the directors then in office whether or not a quorum. Directors appointed to fill a vacancy on the Holding Company's board may serve until the next annual meeting of stockholders.

     NUMBER AND TERM OF DIRECTORS. The Bank's Federal Stock Charter provides that the number of directors, as stated in the Bylaws, shall not be less than seven. OTS regulations provide that the number of directors of a federal savings association may not exceed 15. The Bank's Bylaws provide that its Board of Directors shall consist of seven members and shall be divided into three equal classes which shall each be elected for three-year terms.


     The Holding Company's Articles of Incorporation provide that its Board of Directors shall consist of not less than five nor more than 15 members, as fixed by the Board of Directors by the vote of two-thirds of the directors then in office, provided that the power to increase or decrease the number of directors last appointed by the stockholders by more than 30% is reserved to the stockholders. The Articles of Incorporation further provide that, whenever the number of directors of the Holding Company is nine or greater, the Board of Directors shall be divided into three equal classes and shall be elected for three-year terms. However, in compliance with the ABCA's restrictions on staggered terms of directors, whenever the number of directors is fewer than nine, the Board of Directors shall not be classified and each director shall serve for a one-year term. Since the initial number of directors of the Holding

Company has been set at seven in order to mirror the current number of the Bank's directors, the directors will serve for one-year terms unless and until the Board of Directors increases the number of directors to nine or greater. The Holding Company's Articles of Incorporation set the initial number of directors at seven persons, and thereafter the Board of Directors shall consist of such number of members as determined by the board in accordance with the Articles of Incorporation.

     REMOVAL OF DIRECTORS. OTS regulations provide that at a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. The regulation states that, if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors pursuant to the provisions of the Bank's Federal Stock Charter or supplemental sections thereto, the provisions shall apply, with respect to the removal of a director or directors so elected, by the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. The Articles of Incorporation of the Holding Company provide that any director or the entire Board of Directors may be removed for cause by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors at a meeting of the stockholders called for that purpose.

     APPROVAL OF MERGERS, CONSOLIDATIONS, SALE OF SUBSTANTIALLY ALL ASSETS AND CERTAIN BUSINESS COMBINATIONS. Under present federal regulations, the approval of the holders of at least two-thirds of the Bank Common Stock is required for a merger, consolidation or sale of assets not in the ordinary course of business (except for a merger with an interim savings institution such as Interim Savings, which requires only a majority vote), except that no stockholder approval is required if the Bank is the acquiring institution and the transaction involves, among other things, the issuance of shares of Bank Common Stock amounting to 15% or fewer of the shares of Bank Common Stock outstanding immediately prior to the transaction. The Bank may effect a dissolution pursuant to a plan adopted and approved by the Bank's Board of Directors, by the OTS, and by the holders of a majority of the Bank's outstanding shares of common stock.

     Under the ABCA, the approval of the holders of at least two-thirds of the Holding Company Common Stock is required for a merger, consolidation, share exchange or sale of assets not in the regular course of business. Action by the stockholders of the surviving corporation in a plan of merger is not required if: (i) the articles of incorporation of the surviving corporation will not change; (ii) the rights of the surviving corporation's stockholders will not be affected; and (iii) the number of shares of the surviving corporation outstanding immediately after the merger, plus the number of shares issuable as a result of the merger, will not exceed by more than 20% the total number of shares of the surviving corporation outstanding immediately before the merger.

     The Holding Company's Articles of Incorporation require the approval of the holders of (i) at least 80% of the Holding Company's outstanding shares of voting stock and (ii) at least a majority of the Holding Company's outstanding shares of voting stock, not including shares held by a "Related Person," to approve certain "Business Combinations" as defined therein, and related transactions. The increased voting requirements in the Holding Company's Articles of Incorporation apply in connection with business combinations involving a "Related Person," except in cases where the proposed transaction has been approved in advance by two-thirds of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and who were directors prior to the time when the Related Person became a Related Person (the "Continuing Directors"). The term "Related Person" is defined to include any individual, corporation, partnership or other entity which owns beneficially or controls, directly or indirectly, more than 10% of the outstanding shares of voting stock of the Holding Company. A "Business Combination" is defined to include (i) any merger, reorganization, or consolidation of the Holding Company with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of all or a substantial part of the assets of the Holding Company or of a subsidiary to any Related Person (the term "substantial part" is defined to include more than 25% of the Holding Company's total assets); (iii) any merger or consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (iv) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (v) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (vi) the acquisition by the Holding Company of any securities of the Related Person; (vii) any reclassification of the Holding Company Common Stock, or any recapitalization involving the Holding Company Common Stock; and (viii) any agreement, contract or other arrangement providing for any of the above transactions.

     ADVANCE NOTICE REQUIREMENTS FOR NOMINATIONS OF DIRECTORS AND PRESENTATION OF NEW BUSINESS AT MEETINGS OF STOCKHOLDERS. The Bank's Bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Bank at least five days in advance of the meeting. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

     The Holding Company's Articles of Incorporation provide that a stockholder wishing to make nominations or proposals generally must give written notice to the Secretary of the Holding Company not less than 30 nor more than 60 days before the meeting, together with certain information relating to the nomination or new business.

     AMENDMENT OF FEDERAL STOCK CHARTER, ARTICLES OF INCORPORATION AND BYLAWS. The Bank's Federal Stock Charter provides that it may be amended only if the amendment is first proposed by the Bank's Board of Directors, then preliminarily approved by the OTS, and thereafter approved by the holders of a majority of the Bank's outstanding shares of common stock. The Bylaws of the Bank may be amended by the vote of either a majority of the Board of Directors or the holders of a majority of the outstanding shares of Bank Common Stock.

     The Holding Company's Articles of Incorporation provide that specified provisions contained in the Articles of Incorporation may not be repealed or amended except upon the affirmative vote of not less than 80% of the outstanding shares of the Holding Company's stock entitled to vote generally in the election of directors, after giving effect to any limits on voting rights. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by Alabama law for the repeal or amendment of a provision of the Articles. The specific provisions are those (i) governing the calling of special meetings and the requirement that stockholder action be taken only at annual or special meetings, (ii) requiring written notice to the Holding Company of nominations for the election of directors and new business proposals, (iii) governing the number of the Holding Company's Board of Directors, the filling of vacancies on the Board of Directors and classification of the Board of Directors, (iv) providing the mechanism for removing directors, (v) governing the requirement for the approval of certain Business Combinations involving a "Related Person," (vi) regarding the consideration of certain nonmonetary factors in the event of an offer by another party, (vii) providing for the indemnification of directors, officers, employees and agents of the Holding Company, (viii) eliminating the liability of the directors to the Holding Company and its stockholders for monetary damages, with certain exceptions, for breach of fiduciary duty, and (ix) governing the required stockholder vote for amending the Articles of Incorporation or Bylaws of the Holding Company. This provision is intended to prevent the holders of less than 80% of the outstanding stock of the Holding Company from circumventing any of the foregoing provisions by amending the Articles of Incorporation to delete or modify one of such provisions. This provision would enable the holders of more than 20% of the Holding Company's voting stock to prevent amendments to the Holding Company's Articles of Incorporation or Bylaws, even if such amendments were favored by the holders of a majority of the voting stock. This 80% voting requirement is reduced to a majority vote if the proposed amendment is first approved by a majority of the directors who are unaffiliated with the "Related Person."

     The Holding Company's Articles of Incorporation provide that the Holding Company's Bylaws may be amended either by a two-thirds vote of the Holding Company's Board of Directors or by the affirmative vote of the holders of not less than 80% of the outstanding shares of the Holding Company's stock entitled to vote generally in the election of directors, after giving effect to any limits on voting rights. Absent this provision, Alabama law provides that a corporation's bylaws may be amended by the holders of a majority of a corporation's outstanding capital stock. The Holding Company's Bylaws contain numerous provisions concerning the Holding Company's governance, such as fixing the number of directors and determining the number of directors constituting a quorum. By reducing the ability of a potential corporate raider to make changes in the Holding Company's Bylaws and to reduce the authority of the Board of Directors or impede its ability to manage the Holding Company, this provision could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through bylaw amendments is an important element of the takeover strategy of the acquiror.

CERTAIN ANTI-TAKEOVER PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS


     The Board of Directors believes that certain of the provisions described above reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions include: the requirement of the affirmative vote of 80% of the shares outstanding for the approval of Business Combinations with Related Persons; the elimination of cumulative voting; the requirement of advance notice of stockholder nominations and new business; the authorization of additional shares of Holding Company Common Stock; the classification of the Board of Directors; and the 80% rate requirement for amendment of certain Articles of Incorporation and Bylaws provisions. The Board of Directors believes these provisions are in the best interests of the Bank and of the Holding Company and its stockholders. At the present time, the Board of Directors is not considering the future addition of other similar provisions to the Articles of Incorporation or Bylaws of the Holding Company.

     In the judgment of the Board of Directors, the Board of Directors is in the best position to consider all relevant factors and to negotiate for what is in the best interests of the stockholders and the Holding Company's other constituents. Accordingly, the Board of Directors of the Holding Company and the Bank believe that it is in the best interests of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Holding Company's Board of Directors and that these provisions will encourage such negotiations and discourage nonnegotiated takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Holding Company and which is in the best interests of all stockholder.

     Certain corporate takeover practices could be highly disruptive to a company and could result in inequitable treatment among the company's stockholders. These practices typically involve a purchaser's acquisition of a substantial portion of a company's capital stock and attempt to replace incumbent management and the board of directors. Takeover attempts which have not been negotiated with and approved by the board of directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the target company's assets.


     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining stockholder.

     While the Boards of Directors of the Bank and the Holding Company are not aware of any effort that might be made to obtain control of the Holding Company after the Reorganization, the Board of Directors, as discussed above, believes that it is appropriate to include certain provisions as part of the Holding Company's Articles of Incorporation to protect the interests of the Holding Company and its stockholders from hostile takeovers which the Board of Directors might conclude are not in the best interests of the Bank, the Holding Company or the Holding Company's stockholders. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Holding Company more difficult.

REGULATION OF THE HOLDING COMPANY

     Upon completion of the Reorganization, the Holding Company will become a savings and loan holding company within the meaning of the Home Owners' Loan Act, as amended. As such, it will be registered with the OTS and will be subject to OTS regulations, examinations and reporting requirements. As a subsidiary of a savings and loan holding company, the Bank will be subject to certain restrictions in its dealings with the Holding Company and with other companies affiliated with the Holding Company, and will continue to be subject to regulatory requirements as a federal savings association.

     ACTIVITIES RESTRICTIONS. The Board of Directors presently intends to operate the Holding Company as a unitary savings and loan holding company. Under current law, there are generally no restrictions on the activities of a unitary savings and loan holding company. However, if the Director of the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness or stability of its subsidiary savings association, the Director of the OTS may impose such restrictions as deemed necessary to address such risk including limiting: (i) payment of dividends by the savings association; (ii) transactions between the savings association and its affiliates; and (iii) any activities of the savings association that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings association.

     The United States Congress currently is considering legislation that would require all federal savings associations (like the Bank) to convert to commercial banks or state savings bank or state savings associations, as well as forcing savings and loan holding companies to become bank holding companies or "financial holding companies" (a new type of bank holding company created by the proposed legislation). If the pending federal legislation were to be enacted in its current form, the authority of the Holding Company to engage in nonbanking business activities would likely be restricted to a degree; however, at present no prediction can be made as to whether the proposed legislation will be enacted or, if enacted, the extent to which it would affect the potential business activities of the Company.

     If the Holding Company were to acquire control of another savings association, other than through merger or other business combination with the Bank, the Holding Company would thereupon become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings association meets the QTL test, the activities of the Holding Company and any of its subsidiaries (other than the Bank or other subsidiary savings institutions) would thereafter be subject to further restrictions. Among other things, no multiple savings and loan holding company or subsidiary thereof which is not a savings association shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof, any business activity, upon prior notice to, and no objection by, the OTS, other than: (i) furnishing or performing management services for a subsidiary savings association; (ii) conducting an insurance agency or escrow business; (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings institution; (iv) holding or managing properties used or occupied by a subsidiary savings institution; (v) acting as trustee under deeds of trust; (vi) those activities authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies; or (vii) unless the Director of the OTS by regulation prohibits or limits such activities for savings and loan holding companies, those activities authorized by the Federal Reserve Board as permissible for bank holding companies. Those activities described in (vii) above must also be approved by the Director of the OTS prior to being engaged in by a multiple holding company.

     Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings association subsidiary of such a holding company fails to meet the qualified thrift leader ("QTL") test of the Home Owners' Loan Act (the "HOLA") and OTS regulations, test, then such unitary holding company will become subject to the activities restrictions applicable to multiple holding companies. To qualify as a QTL, a savings institution must either (i) be deemed a "domestic building and loan association" under the Code by maintaining at least 60% of its total assets in specified types of assets, including cash, certain government securities, loans secured by and other assets related to residential real property, educational loans, and investments in premises of the institution or (ii) satisfy the HOLA's QTL test by maintaining at least 65% of "portfolio assets" in certain "Qualified Thrift Investments." For purposes of the HOLA's QTL test, portfolio assets are defined as total assets less intangibles, property used by a savings institution in its business and liquidity investments in an amount not exceeding 20% of assets. Qualified Thrift Investments consist of (a) loans, equity positions or securities related to domestic, residential real estate or manufactured housing,
(b) 50% of the dollar amount of residential mortgage loans subject to sale under certain conditions, and (c) loans to small businesses, student loans and credit card loans. In addition, subject to 20% of portfolio assets limit, savings institutions are able to treat as Qualified Thrift Investments 200% of their investments in loans to finance "starter homes" and loans for construction, development or improvement of housing and community service facilities or for financing small business in "credit needy" areas.

     A savings institution must maintain its status as a QTL on a monthly basis in at least nine out of every 12 months. An initial failure to qualify as a QTL results in a number of sanctions, including the imposition of certain operating restrictions and a restriction on obtaining additional advances from its Federal Home Loan Bank. If a savings institution does not requalify under the QTL test within the three-year period after it fails the QTL test, it would be required to terminate any activity not permissible for a national bank and repay as promptly as possible any outstanding advances from its Federal Home Loan Bank. In addition, the holding company of such an institution, such as the Holding Company, would similarly be required to register as a bank holding company with the Federal Reserve Board. On June 30, 1997, the Bank qualified as a QTL.

     RESTRICTIONS ON ACQUISITIONS. Savings and loan holding companies are prohibited from acquiring, without prior approval of the Director of OTS, (i) control of any other savings association or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings association or holding company thereof which is not a subsidiary. In addition, except with the prior approval of the Director of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may also acquire control of any savings association, other than a subsidiary savings association, or of any other savings and loan holding company.

     The Director of the OTS may only approve acquisitions resulting in the formation of a multiple savings and loan holding company that controls savings associations in more than one state if: (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office in the state of the association to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings association pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act; or (iii) the statutes of the state in which the bank to be acquired is located specifically permit institutions to be acquired by state-chartered banks or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).

     Under Alabama law, a southern region savings and loan holding company or savings institution may acquire a controlling interest in an Alabama savings and loan holding company or savings institution upon approval of the Alabama Superintendent of Banks (the "Superintendent"). A southern region savings loan holding company or savings institution is defined as any savings and loan holding company or savings institution organized under the laws of the southern region states including Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Maryland, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, West Virginia and the District of Columbia or under the laws of the United States whose principal place of business is located in a southern region state other than Alabama and has in excess of 80% of its total deposits or the deposits of its subsidiaries located in the southern region. Approval by the Superintendent must include a finding that: (i) the Superintendent determines that the laws of the state in which the southern region savings and loan holding company or southern region savings institution making the acquisition has its principal place of business permit Alabama savings and loan holding companies and Alabama savings institutions to acquire savings institutions and savings and loan holding companies in that state; (ii) the Superintendent determines that the laws of the state in which the southern region savings and loan holding company or southern region savings institution making the acquisition has its principal place of business permit such southern region savings and loan holding company or southern region savings institution to be acquired by the Alabama savings and loan holding company or Alabama savings institution sought to be acquired; (iii) the target savings institution has been in existence for more than five years; and (iv) notice of intent to acquire has been given to the stockholders of the target institution and the general public by following specified procedures. Generally, approval by the Superintendent must subject the acquisition to any conditions, restrictions and requirements that would by applicable to an acquisition by an Alabama savings and loan holding company or savings institution of a southern region savings and loan holding company or savings institution in the state where the southern region institution has its principal place of business.

     TRANSACTIONS WITH AFFILIATES. Transactions between savings associations and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act, as amended. An affiliate of a savings association is any company or entity which controls, is controlled by or is under common control with the savings association. In a holding company context, the parent holding company of a savings association (such as the Holding Company) and any companies which are controlled by such parent holding company are affiliates of the savings association. Generally, Sections 23A and 23B (i) limit the extent to which the savings association or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings association's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a nonaffiliated company or entity. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions. Additionally, in addition to the restrictions imposed by Sections 23A and 23B, no savings association may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings association.

ACCOUNTING TREATMENT

     The Reorganization will be accounted for as a reorganization under common control treated in a manner similar to a pooling of interests. Therefore, the consolidated capitalization, assets, liabilities, income and other financial data of the Holding Company immediately following the Reorganization will be substantially the same as those of the Bank immediately prior to consummation of the Reorganization, and after the Reorganization, will be shown in the Holding Company's consolidated financial statements at the Bank's historical recorded values. Because the Reorganization will not result in a change in such financial statements, this Proxy Statement/Prospectus does not include financial statements of the Bank or the Holding Company.

LEGAL OPINION

     The validity of the shares of the Holding Company Common Stock issuable upon consummation of the Reorganization will be passed upon by the law firm of Kutak Rock, Washington, D.C.

VOTE REQUIRED

     Approval of the Plan of Reorganization requires the affirmative vote of a majority of the total votes eligible to be cast at the Annual Meeting. Since the required vote is based on the number of shares outstanding, an abstention or failure to vote, including a broker no vote, is equivalent to voting against the Plan of Reorganization. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF REORGANIZATION.

     THIS DESCRIPTION OF THE PROPOSED HOLDING COMPANY FOR THE BANK DOES NOT PURPORT TO BE COMPLETE, BUT IS QUALIFIED IN ITS ENTIRETY BY THE PLAN OF REORGANIZATION AND THE ARTICLES OF INCORPORATION AND BYLAWS OF THE HOLDING COMPANY ATTACHED AS EXHIBITS A, B AND C, RESPECTIVELY, TO THIS PROXY STATEMENT/PROSPECTUS.

--------------------------------------------------------------------------------
                     PROPOSAL IV -- ADJOURNMENT OF MEETING
--------------------------------------------------------------------------------

     Approval of the Plan of Reorganization requires the affirmative vote of a majority of the total votes eligible to be cast at the Annual Meeting. In the event there is an insufficient number of shares present in person or by proxy at the Annual Meeting to approve the Plan of Reorganization, the Board of Directors intends to adjourn the Annual Meeting to a later date. The place and date to which the Annual Meeting is to be reconvened would be announced at the Annual Meeting, but, in order to avoid the necessity of setting a new record date or providing formal written notice of the adjournment, would in no event be more than 30 days after the date of the Annual Meeting.

     The effect of any such adjournment would be to permit the Bank to solicit additional proxies for approval of the Plan of Reorganization. While such an adjournment would not invalidate any proxies previously filed, including those filed by stockholders voting against the subject proposals, it would give the Bank the opportunity to solicit additional proxies in favor of the Plan of Reorganization. As a result, such adjournment could be advantageous to stockholders who favor the proposed Reorganization to the potential disadvantage of those who would disfavor such proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADJOURNMENT UNDER THE CIRCUMSTANCES DESCRIBED HEREIN. APPROVAL OF THE ADJOURNMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING.


--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Bank. The Bank will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.


--------------------------------------------------------------------------------
                              FINANCIAL STATEMENTS
----------------------------------------------------------------------------


     The Bank's Annual Report to Stockholders, including financial statements prepared in conformity with generally accepted accounting principles, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Bank. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              __________________________________________________
                              LILA A. MCCURDY
                              ASSISTANT SECRETARY
Fort Payne, Alabama


December __, 1997

                                                                       EXHIBIT A


                               FIRST FEDERAL BANK

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION, dated October 14, 1997, by and among FIRST FEDERAL BANK, a federal stock savings and loan association ("First Federal"); FBDC FINANCIAL CORP., an Alabama corporation ("Holding Company"), and FIRST FEDERAL INTERIM SAVINGS BANK, a to-be-formed interim stock savings bank ("Interim Savings").

     The parties hereto desire to enter into an Agreement and Plan of Reorganization whereby the corporate structure of First Federal will be reorganized into the holding company form of ownership. The result of such reorganization will be that, immediately after the Effective Date (as defined in Article V below), all of the issued and outstanding shares of common stock, $1.00 par value per share, of First Federal ("First Federal Common Stock") will be held by Holding Company, and the holders of the issued and outstanding shares of First Federal Common Stock will become the holders of the issued and outstanding shares of the common stock, $.01 par value per share, of Holding Company ("Holding Company Common Stock").

     The reorganization of First Federal will be accomplished by the following steps: (1) the formation by First Federal of a wholly owned operating subsidiary, Holding Company, incorporated under the laws of the State of Alabama for the primary purpose of becoming the sole stockholder of a newly formed interim federal stock savings bank, and subsequently becoming the sole holder of the capital stock of First Federal; (2) the formation of an interim federal stock savings bank, Interim Savings, which will be wholly owned by Holding Company; and (3) the merger of Interim Savings into First Federal, with First Federal as the surviving corporation. Pursuant to such merger: (i) all of the issued and outstanding shares of First Federal Common Stock will automatically be converted by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of Holding Company Common Stock; and (ii) all of the issued and outstanding shares of common stock of Interim Savings will automatically be converted by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of First Federal Common Stock, which will be all of the issued and outstanding capital stock of First Federal.

     NOW, THEREFORE, in order to consummate this Agreement and Plan of Reorganization, and in consideration of the mutual covenants herein set forth, the parties agree as follows:

                                   ARTICLE I

                        MERGER OF INTERIM SAVINGS INTO
                       FIRST FEDERAL AND RELATED MATTERS
                       ---------------------------------

     1.1 The Merger. On the Effective Date, Interim Savings will be merged with and into First Federal (the "Merger") and the separate existence of Interim Savings shall cease, and all assets and property (real, personal and mixed, tangible and intangible, choses in action, rights and credits) then owned by Interim Savings, or which would inure to it, shall immediately and automatically, by operation of law and without any conveyance, transfer, or further action, become the property of First Federal.

First Federal shall be deemed to be a continuation of Interim Savings, and First Federal shall succeed to the rights and obligations of Interim Savings.

     1.2 Continued Existence of First Federal. Following the Merger, the existence of First Federal shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the laws of the United States with a Federal Stock Charter and Bylaws in the form approved by the Office of Thrift Supervision (the "OTS"). The Federal Stock Charter and Bylaws of First Federal, as presently in effect, shall continue in full force and effect and shall not be changed in any manner whatsoever by the Merger.

     1.3 Continued Business of First Federal. From and after the Effective Date, and subject to the actions of the Board of Directors of First Federal, the business presently conducted by First Federal (whether directly or through its subsidiary) will continue to be conducted by it, as a wholly owned subsidiary of Holding Company, and the present directors and officers of First Federal will continue in their present positions.

     1.4 Office Locations. The locations of the home and branch offices of First Federal immediately prior to the Effective Date shall continue to be the locations of the home and branch offices, respectively, of First Federal from and after the Effective Date. A list of the office locations of First Federal is attached hereto as Exhibit A.

     1.5 Directors. The number of directors of First Federal after the Merger shall be seven (7). A list of those persons who will be the directors of First Federal following the Merger and their residence addresses is attached hereto as Exhibit B.

     1.6 Savings Accounts. The issuance of savings accounts and other instruments and obligations by First Federal shall not be affected by the Merger.

     1.7 Further Assurances. First Federal and Interim Savings each agree that at any time, or from time to time, as and when requested by First Federal or by its successors or assigns, Interim Savings will execute and deliver, or cause to be executed and delivered, in its name by its last acting officers or by the corresponding officers of First Federal (Interim Savings hereby authorizing such officer so to act in its name), all such conveyances, assignments, transfers, deeds and other instruments, and will take or cause to be taken such further or other action as First Federal or its successors or assigns may deem necessary or desirable in order to carry out the vesting, perfecting, confirming, assignment, devolution or other transfer of the interests, property, privileges, powers, immunities, franchises and other rights referred to in this Article I, or otherwise to carry out the intents and purposes of this Agreement.

                                   ARTICLE II

                              CONVERSION OF STOCK
                              -------------------

     2.1 Conversion of Stock. The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the respective shares of common stock of the parties to this Agreement shall be as follows:

     2.1.1 Holding Company Common Stock. On the Effective Date, any shares of Holding Company Common Stock that may be held by First Federal immediately prior to the Effective Date shall be cancelled and shall no longer be deemed outstanding for any purpose.

     2.1.2 First Federal Common Stock. On the Effective Date, each share of First Federal Common Stock issued and outstanding immediately prior to the Effective Date shall automatically, by operation of law and without any action on the part of the holder thereof, be converted into and shall become one share of Holding Company Common Stock.

     2.1.3 Interim Savings Common Stock. Each share of common stock of Interim Savings issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, automatically by operation of law and without any action on the part of the holder thereof be converted into and shall become one share of First Federal Common Stock and shall not be further converted into shares of Holding Company Common Stock, so that from and after the Effective Date, all of the issued and outstanding shares of First Federal Common Stock shall be held by Holding Company.

     2.1.4 Exchange of First Federal Common Stock Certificates. From and after the Effective Date, each holder of an outstanding certificate or certificates that, prior thereto, represented shares of First Federal Common Stock, shall, upon surrender of the same to the designated agent of First Federal, be entitled to receive, in exchange therefore, a certificate or certificates representing the number of whole shares of Holding Company Common Stock into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted, as provided in the foregoing provisions of this Article II. Until so surrendered, each such outstanding certificate that, prior to the Effective Date, represented shares of First Federal Common Stock shall be deemed for all corporate purposes to evidence the ownership of the number of whole shares of Holding Company Common Stock into which such shares of First Federal Common Stock shall have been so converted. Former holders of shares of First Federal Common Stock will not be required to exchange their First Federal Common Stock certificates for new certificates evidencing the same number of shares of Holding Company Common Stock.

     2.1.5 Full Satisfaction. All shares of Holding Company Common Stock into which shares of First Federal Common Stock shall have been converted pursuant to this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.

     2.1.6 Sole Rights, Etc. On the Effective Date, the holders of certificates formerly representing First Federal Common Stock outstanding on the Effective Date shall cease to have any rights with respect to the First Federal Common Stock, and their sole rights shall be with respect to the Holding Company Common Stock into which their shares of First Federal Common Stock shall have been converted by the

                                  ARTICLE III

                         CONDITIONS TO THE OBLIGATIONS
                               OF FIRST FEDERAL,
                      HOLDING COMPANY AND INTERIM SAVINGS
                      -----------------------------------

     3.1 Conditions. The obligations of First Federal, Holding Company and Interim Savings to effect the Merger and otherwise consummate the transactions which are the subject matter hereof shall be subject to satisfaction of the following conditions:

     3.1.1 Stockholder Approvals. To the extent required by applicable law, rules, and regulations, the holders of the outstanding shares of First Federal Common Stock shall, at a meeting of the stockholders of First Federal duly called, have approved this Agreement by the affirmative vote of 50 percent of the outstanding shares of First Federal Common Stock plus one affirmative vote.

     3.1.2 Registration. The shares of Holding Company Common Stock to be issued to holders of First Federal Common Stock pursuant to the Merger shall, if required under applicable law, have been duly registered pursuant to Section 5 of the Securities Act of 1933, as amended, and Holding Company shall have complied with all applicable state securities or "blue sky" laws relating to the issuance of the Holding Company Common Stock.

     3.1.3 Approvals, Consents. Any and all approvals from the OTS, the Securities and Exchange Commission and any other governmental agency having jurisdiction necessary for the lawful consummation of the Merger and the issuance and delivery of Holding Company Common Stock as contemplated by this Agreement shall have been obtained.

     3.1.4 Tax Status. First Federal shall have received either (i) a ruling from the Internal Revenue Service or (ii) an opinion from its legal counsel or independent auditors, to the effect that the Merger will be treated as a non-taxable transaction under applicable provisions of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by the holders of First Federal Common Stock upon the exchange of First Federal Common Stock held by them solely for Holding Company Common Stock.

     3.1.5 Dissenter and Appraisal Rights. The holders of not more than five percent (5%) of the outstanding shares of First Federal Common Stock shall have elected to exercise dissenting shareholder rights under 12 C.F.R. (S) 552.14 unless waived by the parties hereto, to the extent such rights are available.

                                  ARTICLE IV

                             TERMINATION; EXPENSES
                             ---------------------

     4.1 Termination. This Agreement may be terminated at any time prior to the Effective Date at the election of any of the parties hereto, if any one or more of the conditions to the obligations of any of them hereunder shall not have been satisfied and shall have become incapable of fulfillment and shall not be waived. This Agreement may also be terminated at any time prior to the Effective Date by the mutual consent of the respective Boards of Directors of the parties.

     4.2 No Further Obligation. In the event of the termination of this Agreement pursuant to this Article IV, this Agreement shall be void and of no further force or effect, and there shall be no further liability or obligation of any nature by reason of this Agreement or the termination hereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or stockholders.

     4.3 Costs and Expenses. First Federal shall pay all costs and expenses incurred by it, Holding Company and Interim Savings in connection with this Agreement and the transactions contemplated hereunder.

                                   ARTICLE V

                            EFFECTIVE DATE OF MERGER
                            ------------------------

     Upon satisfaction or waiver (in accordance with the provisions of this Agreement) of each of the conditions set forth in Article III, the parties hereto shall execute and cause to be filed Articles of Combination, and such certificates or further documents as shall be required by the OTS, with the Secretary of the OTS and shall cause to be filed with such other federal or state regulatory agencies all such certificates and other documents as may be required in the opinion of counsel to First Federal and Holding Company. Upon approval by the OTS and endorsement of such Articles of Combination by the Secretary of the OTS, the Merger and other transactions contemplated by this Agreement shall become effective. The "Effective Date" for all purposes hereunder shall be the date of such endorsement by the Secretary of the OTS.

                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

     6.1 Waiver. Any of the terms or conditions of this Agreement which may legally be waived may be waived at any time by any party hereto which is entitled to the benefit thereof, or any of such terms or conditions may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, executed in the same manner as this Agreement.

     6.2 Amendment. Any of the terms or conditions of this Agreement may be amended or modified in whole or in part at any time, to the extent permitted by applicable law, rules, and regulations, by an amendment in writing, provided that any such amendment or modification is not materially adverse to First Federal, Holding Company or their stockholders. In the event that any governmental agency requests or requires that the transactions contemplated herein be modified in any respect as a condition of providing a necessary regulatory approval or favorable ruling, or that in the opinion of counsel to First Federal such modification is necessary to obtain such approval or ruling, this Agreement may be modified, at any time before or after adoption thereof by the stockholders of First Federal, by an instrument in writing, provided that the effect of such amendment would not be materially adverse to First Federal, Holding Company or their stockholders.

     6.3 Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts, each of which shall be an original, but such counterparts together shall constitute but one and the same instrument.

     6.4 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement.

     6.5 Execution by Interim Savings. First Federal and Holding Company acknowledge that, as of the date hereof, the charter of Interim Savings has not been issued by the OTS and therefore Interim Savings does not have the legal capacity to execute this Agreement. First Federal and Holding Company agree to be bound by this Agreement notwithstanding the non- execution of the Agreement by Interim Savings.

     6.8 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Alabama, except insofar as the federal law of the United States is deemed to preempt such law or otherwise apply.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Reorganization as of the date first above written.


                               FIRST FEDERAL BANK


                               By:  /s/ James F. Eberhart, Jr.
                                    --------------------------------------------
                                      James F. Eberhart, Jr.
                                      President and Chief Executive Officer


                               FIRST FEDERAL INTERIM SAVINGS BANK
                               (in formation)


                               By:  ____________________________________________
                                      James F. Eberhart, Jr.
                                      President and Chief Executive Officer


                               FBDC FINANCIAL CORP.


                               By:  /s/ James F. Eberhart, Jr.
                                    --------------------------------------------
                                      James F. Eberhart, Jr.
                                      President and Chief Executive Officer

                                   SCHEDULE A

                         OFFICES OF FIRST FEDERAL BANK


    Main Office               1400 Gault Avenue, North
                              Fort Payne, AL 35967

    Branch Offices            960 Main Street, West
                              Rainsville, AL 35986

                              10838 Alabama Highway 75
                              Ider, AL 35981

                                   SCHEDULE B

                        DIRECTORS OF FIRST FEDERAL BANK


Name                               Residence Address
----                               -----------------
Dr. J. Malcolm Brewer              300 16th Street, NW
                                   Fort Payne, AL 35967

Lowell D. Durham                   805 Alabama Avenue, South
                                   Fort Payne, AL 35967

James F. Eberhart, Jr.             112 Lakeview Road, SE
                                   Fort Payne, AL 35967

J. W. Goza                         2102 Mountain Trace, Apt. 302
                                   Fort Payne, AL 35967

Charles R. Stephens                3453 County Road 121
                                   Fort Payne, AL 35968

Paul R. Thomas                     7737 County Road 444
                                   Fort Payne, AL 35968

Johnny D. Young                    944 County Road 494
                                   Fort Payne, AL 35968

                                                                       EXHIBIT B

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                             FBDC FINANCIAL CORP.


                                   ARTICLE I

                                     NAME

The name of the corporation is FBDC Financial Corp. (herein the "Corporation").

                                  ARTICLE II

                              PURPOSE AND POWERS

     The purpose for which the Corporation is organized is to act as a savings institution holding company and to transact all other lawful business for which corporations may be incorporated pursuant to the laws of the State of Alabama. The Corporation shall have all the powers of a corporation organized under the Alabama Business Corporation Act or any successor statute.

                                  ARTICLE III

                                     TERM

     The Corporation is to have perpetual existence.

                                  ARTICLE IV

                                 CAPITAL STOCK

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 6,000,000, of which 5,000,000 are to be shares of common stock, $.01 par value per share (hereinafter, "Common Stock"), and 1,000,000 are to be shares of preferred stock, $.01 par value per share (hereinafter, "Preferred Stock").

     The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article IV, or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property or any combination of the foregoing, to the full extent permitted under Alabama law. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable.
In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, preferences and rights of the shares of each class and series (if any), and the qualifications, limitations or restrictions thereof, are as follows:

     A.   Common Stock.  Except as provided in these Articles or in Articles of
          ------------
Amendment hereto, the holders of the common stock of the Corporation shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as otherwise expressly set forth in these Articles. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation, except as otherwise expressly set forth in these Articles.

     B.   Preferred Stock.  The Preferred Stock may be issued from time to time
          ---------------
in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the board of directors as hereinafter provided.

     Authority is hereby granted to the board of directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by law, to authorize the issue of one or more series of Preferred Stock and with respect to each such series to fix and state by resolution or resolutions providing for the issue of each such series the voting powers, full or limited, if any, of the shares of each such series and the designations, preferences, and relative, participating, optional or other qualifications, limitations, or restrictions thereof to the full extent now or hereafter permitted by Alabama law. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

          (i) The distinctive serial designation and the number of shares constituting such series;

          (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

          (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices, and other terms and conditions of such redemption;

          (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (v) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

          (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Stock;

          (viii) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation; and

          (ix) Whether the shares of such series which are redeemed or converted should have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of Preferred Stock.

     Dividends on outstanding shares of Preferred Stock shall be paid, or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     Each share of each series of Preferred Stock shall have preferences, limitations and relative rights identical with those of all other shares of the same series.

     Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of any such series shall have no voting power. Subject to such restrictions as may be stated in the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, any amendment to the Articles of Incorporation that shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

                                   ARTICLE V

                               PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                  ARTICLE VI

                             REPURCHASE OF SHARES

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                  ARTICLE VII

                   MEETINGS OF STOCKHOLDERS; QUORUM; VOTING

     A.   Special Meetings.  Special meetings of the stockholders of the
          ----------------
Corporation for any purpose or purposes may be called at any time by (i) the board of directors of the Corporation, (ii) by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of the Corporation, include the power and authority to call such meetings, or (iii) in accordance with the Bylaws of the Corporation.

     B.   Cumulative Voting.  There shall be no cumulative voting by
          -----------------
stockholders of any class or series in the election of directors of the Corporation.

     C.   Quorum.  One-third of the outstanding shares of the Corporation
          ------
entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     D.   Voting.  Unless otherwise provided by these Articles, at each election
          ------
for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by these Articles, by statute, or by these Bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

                                 ARTICLE VIII

                     NOTICE FOR NOMINATIONS AND PROPOSALS

     A. Nominations for the election of directors at any annual meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 30 days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than 40 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice by a stockholder shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B. Proposals for new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder to make such proposals, he or she shall give notice thereof in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 30 days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than 40 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice by a stockholder shall set forth in writing as to each proposal to be brought before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no new business shall be conducted at the meeting except in accordance with the procedures set forth in this Article VIII.

     C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedures, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

                                  ARTICLE IX

                                   DIRECTORS

     A.   Number; Vacancies.  The number of directors of the Corporation shall
          -----------------
be a variable range, which is fixed at a minimum number of five (5) and a maximum number of 15, including vacancies resulting from an increase in the number of directors, exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the board of directors by vote of two-thirds of the directors then in office, whether or not a quorum, provided that the power to increase or decrease the number of directors last appointed by the stockholders by more than 30 percent is reserved to the stockholders. Vacancies in the board of directors of the Corporation, however caused, including vacancies resulting from an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at next meeting of stockholders at which directors are elected and when the director's successor is elected and qualified.

     B.   Terms of Directors; Classified Board.  Whenever the board of directors
          ------------------------------------
of the Corporation shall consist of eight or fewer members, the directors of the Corporation shall be elected for terms expiring at the next annual meeting following their election. Whenever the board of director of the Corporation shall consist of nine or more members, the board of directors of the Corporation shall be divided into three classes of directors, which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified.
Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. Subject to the provisions of this Article IX, should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class I; and (ii) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article IX. Notwithstanding the foregoing, and except as otherwise may be required by law or by the terms and provisions of the preferred stock of the Corporation, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                   ARTICLE X

                             REMOVAL OF DIRECTORS

     Notwithstanding any other provision of these Articles or the Bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose pursuant to notice stating that the purpose, or one of the purposes, of such meeting is the removal of the director or directors. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article X shall not apply with respect to the director or directors elected by such holders of preferred stock. For purposes of this
Article X, "cause" is defined as a final conviction of a felony, unsound mind, adjudication of bankruptcy, non-acceptance of office or conduct prejudicial to the interests of the Corporation. A director may only be removed by vote of the stockholders after service of specific charges, adequate notice, and full opportunity to refute the charges.

                                  ARTICLE XI

                   APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

          A. (1) Except as otherwise expressly provided in this Article XI, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and
     (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

               (a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

               (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other capital device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

               (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

               (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

               (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

               (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

               (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

               (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XI.

          (2) Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

          (3) The term "Business Combination" as used in this Article XI shall mean any transaction which is referred to in any one or more of subparagraphs A(l)(a) through (h) above.

     B. The provisions of paragraph A of this Article XI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     C.   For the purposes of this Article XI the following definitions apply:

          (1) The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of
     1934), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

          (2) The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

          (3) The term "Continuing Director" shall mean' any member of the board of directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

          (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

     D. Nothing contained in this Article XI shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                                  ARTICLE XII

                      EVALUATION OF BUSINESS COMBINATIONS

     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the shareholders, when evaluating a Business Combination (as defined in Article XI) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.

                                 ARTICLE XIII

                          INDEMNIFICATION; INSURANCE

     The Corporation shall indemnify, to the fullest extent permissible under the Alabama Business Corporation Act, as amended from time to time, any individual who is or was a director, officer, employee or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     The Corporation may purchase and maintain insurance on behalf of (i) any person who is or was a director, officer, employee, or agent of the Corporation; and (ii) any person who serves or served at the Corporation's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under the Alabama Business Corporation Act.

                                  ARTICLE XIV

                      LIMITATIONS ON DIRECTORS' LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he or she is not entitled, (ii) an intentional infliction of harm on the Corporation or its stockholders; (iii) a violation of Section 10-2B-8.33 ("Liability for Unlawful Distributions") of the Alabama Business Corporation Act; (iv) an intentional violation of criminal law; or (v) a breach of the director's duty of loyalty to the Corporation or its stockholders. If the Alabama Business Corporation Act or other Alabama law is amended or enacted after the date of filing of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Alabama Business Corporation Act, as so amended, or such other Alabama law. Any repeal or modification of this Article XIV by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XV

                              AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of these Articles or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                  ARTICLE XVI

                    AMENDMENT OF ARTICLES OF INCORPORATION

     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VII, VIII, IX, X, XI, XII, XIII, XIV, XV and this Article XVI may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting); except that such repeal, alteration, amendment or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a majority of the Continuing Directors, as defined in Article XI of these Articles.

                                 ARTICLE XVII

                      INITIAL REGISTERED OFFICE AND AGENT

     The address of the Corporation's initial registered office in the State of Alabama is 1400 Gault Avenue North, Fort Payne, Alabama 35967. The name of the Corporation's initial registered agent at such address is James F. Eberhart, Jr.

                                 ARTICLE XVIII

                                 INCORPORATOR

     The name and mailing address of the incorporator are as follows:

          Name                              Mailing Address
          ----                              ---------------

          James F. Eberhart, Jr.            1400 Gault Avenue, North
                                            Fort Payne, AL 35967

                                                                       EXHIBIT C


                                    BYLAWS

                                      OF

                             FBDC FINANCIAL CORP.


                                   ARTICLE I

                          PRINCIPAL EXECUTIVE OFFICE

     The principal executive office of FBDC Financial Corp. (the "Corporation") shall be at Fort Payne, DeKalb County, Alabama. The Corporation may also have offices at such other places within or without the State of Alabama as the board of directors shall from time to time determine.

                                  ARTICLE II

                                 STOCKHOLDERS

     SECTION 1.  Place of Meetings.  All annual and special meetings of
                 -----------------
stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Alabama as the board of directors may determine and as designated in the notice of such meeting.

     SECTION 2.  Annual Meeting.  A meeting of the stockholders of the
                 --------------
Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

     SECTION 3.  Special Meetings.  Special meetings of the stockholders for any
                 ----------------
purpose or purposes may be called at any time by the board of directors or by a committee of the board of directors in accordance with the provisions of the Corporation's Articles of Incorporation or upon the written demand of not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the special meeting. Such written demand shall describe the purpose or purposes for which the special meeting is to be held and the matters to be acted on at the meeting and shall be delivered to the principal executive office of the Corporation addressed to the secretary of the Corporation. Within 21 days of receiving such written demand, the secretary shall cause notice of the meeting to be given, in accordance with the requirements of Section 5, each stockholder entitled to receive such notice. Only business within the purpose or purposes of the notice of meeting prescribed by Section 5 may be conducted at a special meeting of stockholders.

     SECTION 4.  Conduct of Meetings.  Annual and special meetings shall be
                 -------------------
conducted in accordance with these Bylaws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings.

     SECTION 5.  Notice of Meeting.  Written notice stating the place, day and
                 -----------------
hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than 10 days nor more than 60 days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. It shall not be necessary to give any notice of the time and place of any meeting adjourned or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken, unless a new record date must be declared pursuant to
Section 6 of this Article II. In that case, notice of the adjourned meeting must be given to persons who are stockholders as of the new record date and shall be given as in the case of an original meeting.

     SECTION 6.  Fixing of Record Date.  For the purpose of determining
                 ---------------------
stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 70 days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, as it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     SECTION 7.  Voting Lists.  Beginning two business days after notice of a
                 ------------
meeting of the stockholders is given and continuing through the meeting, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make available for inspection by stockholders a complete alphabetical record of the stockholders entitled to notice of such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record shall be arranged by voting group (and within each voting group by class or series of shares). The record shall be kept on file at the principal office of the Corporation within the State of Alabama, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. A stockholder, his or her agent, or attorney is entitled on written demand to inspect and, for a proper purpose, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder, his or her agent, or attorney, for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

     SECTION 8.  Proxies.  At all meetings of stockholders, a stockholder may
                 -------
vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     SECTION 9.  Voting of Shares in the Name of Two or More Persons.  When
                 ---------------------------------------------------
ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled if such person appears to be acting on behalf of all co-owners.

     SECTION 10.  Voting of Shares by Certain Holders.  Shares standing in the
                  -----------------------------------
name of another corporation may be voted by an officer or agent of such corporation. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. However, the preceding sentence does not limit power of the Corporation to vote, or to count in determining the number of votes outstanding, any shares, including its own shares, held by it in a fiduciary capacity.

     SECTION 11.  Inspectors of Election.  In advance of any meeting of
                  ----------------------
stockholders, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION 12.  Nominating Committee.  The board of directors or a committee
                  --------------------
appointed by the board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided that such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 13.  New Business.  Any new business to be taken up at the annual
                  ------------
meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the

Corporation's Articles of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Articles of Incorporation.

                                  ARTICLE III

                              BOARD OF DIRECTORS

     SECTION 1.  General Powers.  The business and affairs of the Corporation
                 --------------
shall be under the direction of its board of directors. The chairman shall preside at all meetings of the board of directors.

     SECTION 2.  Number and Term.  The number of directors may be fixed or
                 ---------------
changed and the terms of the directors shall be established in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 3.  Regular Meetings.  A regular meeting of the board of directors
                 ----------------
shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

     SECTION 4.  Special Meetings.  Special meetings of the board of directors
                 ----------------
may be called by or at the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

     SECTION 5.  Notice.  Written notice of any special meeting shall be given
                 ------
to each director at least 24 hours previous thereto delivered personally, by telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6.  Quorum.  A majority of the number of directors fixed by Section
                 ------
2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION 7.  Manner of Acting.  The act of the majority of the directors
                 ----------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Corporation's Articles of Incorporation or the Alabama Business Corporation Act.

     SECTION 8.  Action Without a Meeting.  Any action required or permitted to
                 ------------------------
be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and included in the minutes or filed with the corporate records reflecting the action taken.

     SECTION 9.  Resignation.  Any director may resign at any time by sending a
                 -----------
written notice of such resignation to the principal executive office of the Corporation addressed to the chairman of the board. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     SECTION 10.  Vacancies.  Any vacancy occurring in the board of directors
                  ---------
shall be filled in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 11.  Removal of Directors.  Any director or the entire board of
                  --------------------
directors may be removed only in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 12.  Compensation.  Directors, as such, may receive compensation
                  ------------
for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation appointed by a majority of the whole board. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     The board of directors shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

                                   ARTICLE V

                                   OFFICERS

     SECTION 1.  Positions.  The officers of the Corporation shall be a
                 ---------
chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2.  Election and Term of Office.  The officers of the Corporation
                 ---------------------------
shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3.  Removal.  Any officer may be removed by vote of two-thirds of
                 -------
the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4.  Vacancies.  A vacancy in any office because of death,
                 ---------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5.  Remuneration.  The remuneration of the officers shall be fixed
                 ------------
from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1.  Contracts.  To the extent permitted by applicable law, and
                 ---------
except as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     SECTION 2.  Loans.  No loans shall be contracted on behalf of the
                 -----
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for
                 -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

     SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed
                 --------
shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

                                  ARTICLE VII

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1.  Certificates for Shares.  The shares of the Corporation shall
                 -----------------------
be represented by certificates signed by (a) the board of directors, or (b) the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     SECTION 2.  Form of Share Certificates.  Each certificate representing
                 --------------------------
shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of the State of Alabama; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

     All certificates representing shares issued by the Corporation shall conspicuously set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     SECTION 3.  Payment for Shares.  No certificate shall be issued for any
                 ------------------
share until such share is fully paid.

     SECTION 4.  Form of Payment for Shares.  The consideration for the issuance
                 --------------------------
of shares shall be paid in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 5.  Transfer of Shares.  Transfer of shares of capital stock of the
                 ------------------
Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 6.  Lost Certificates.  The board of directors may direct a new
                 -----------------
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                                 ARTICLE VIII

                           FISCAL YEAR: ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the last day of June of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                  ARTICLE IX

                                   DIVIDENDS

     Dividends upon the stock of the Corporation, subject to the provisions of the Corporation's Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                   ARTICLE X

                               CORPORATION SEAL

     The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                  ARTICLE XI

                                  AMENDMENTS

     In accordance with the Corporation's Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.

                                                                       EXHIBIT D

                        DISSENTER AND APPRAISAL RIGHTS

     Dissenter and appraisal rights in a federal stock savings and loan association are governed by Section 552.14 of Title 12 of the Code of Federal Regulations, the text of which is reproduced below:

(S) 552.14 DISSENTER AND APPRAISAL RIGHTS.

     (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with (S) 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

     (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted or stockholder action is not required for a combination made pursuant to (S) 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

     (c) Procedure -- (1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

     (2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

     (3) Notification of effective date and written offer. Within ten days after the effective date of the combination, the resulting association shall:

          (i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

          (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

           (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of this section (set out in the notice) must be satisfied.

The notice and offer shall be accompanied by a balance sheet and statement of income for the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

     (4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

     (5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

     (6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

     (7) Withdrawal of demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

     (8) Valuation and payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

     (9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

     (10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

     (11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

================================================================================

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE HOLDING COMPANY OR THE BANK. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL A SECURITY, OR A SOLICITATION OF A PROXY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK OR THE HOLDING COMPANY SINCE THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS.


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
                                                                            Page
                                                                            ----
Summary Information on Proposed Formation of Holding Company.....             i
Risk Factors.....................................................             v
General..........................................................             1
Voting and Revocability of Proxies...............................             1
Voting Securities and Principal Holders Thereof..................
Proposal I - Election of Directors...............................
Proposal II - Ratification of Appointment of Auditors............
Proposal III - Proposed Holding..................................
  Company Formation..............................................
Proposal IV - Adjournment of Meeting.............................
Other Matters....................................................
Miscellaneous....................................................
Exhibit A - Agreement and Plan of Reorganization.................            A-1
Exhibit B - Articles of Incorporation............................            B-1
Exhibit C - Bylaws...............................................            C-1
Exhibit D - Dissenter and Appraisal Rights.......................            D-1


================================================================================


                              FIRST FEDERAL BANK



                             FBDC FINANCIAL CORP.



                                   --------

                               PROXY STATEMENT/
                                  PROSPECTUS

                                   --------



                             NOVEMBER _____, 1997

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Division E of Article 8 of the Alabama Business Corporation Act set forth circumstances under which directors, officers, employees and agents of a corporation may be indemnified or insured against liabilities that they may incur in their official capacities.

                         DIVISION E.  INDEMNIFICATION

          10-2B-8.50  DEFINITIONS.-In Division E of this Article 8:

               (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

               (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

               (3) "Expenses" include counsel fees.

               (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

               (5) "Official capacity" means (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in Section 8.56, the office in a corporation held by an officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

               (6) "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

               (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

          10-2B-8.51 AUTHORITY TO INDEMNIFY.-(a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

               (1)  The individual conducted himself or herself in good faith;
          and

               (2)  The individual reasonably believed:

                    (i) In the case of conduct in his or her official capacity with the corporation, that the conduct was in its best interests; and

                    (ii) In all other cases, that the conduct was at least not opposed to its best interest; and

               (3) In the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

          (b) A director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (d)  A corporation may not indemnify a director under this section:

               (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

               (2) In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her.

          (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

          10-2B-8.52 MANDATORY INDEMNIFICATION.-A corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, where he or she was a party because he or she is or was a director of the corporation, against reasonable expenses incurred in connection therewith, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.

          10-2B-8.53 ADVANCE FOR EXPENSES.-(a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

               (1) The director furnishes the corporation a written affirmation of good faith belief that he or she has met the standard of conduct described in Section 8.51;

               (2) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct, or is not otherwise entitled to indemnification under Section 8.51(d), unless indemnification is approved by the court under Section 8.54;

               (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under Division E of this article.

          (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

          (c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 8.55.

          10-2B-8.54 COURT-ORDERED INDEMNIFICATION.-A director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding, or may file an action therefor in another court of competent jurisdiction if such court has jurisdiction over the corporation and the corporation is a party to the proceeding. On receipt of such an application or the filing of such an action, the court after giving any notice it considers necessary may order indemnification if it determines:

               (1)  The director is entitled to mandatory indemnification under
          Section 8.52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

               (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standard of conduct set forth in Section 8.51 or was adjudged liable as described in Section 8.51(d), but if he or she was adjudged so liable the indemnification is limited to reasonable expenses incurred.

          10-2B-8.55 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.-(a) A corporation may not indemnify a director under Section 8.51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 8.51.

          (b)  The determination shall be made:

               (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

               (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

               (3)  By special legal counsel:

                    (i) Selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or

                    (ii) If a quorum of the board of directors cannot be
               obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

               (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. A majority of the shares that are entitled to vote on the transaction by virtue of not being owned by or under the control of such directors constitutes a quorum for the purpose of taking action under this section.

          (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

          10-2B-8.56 INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.-(a) an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and is entitled to apply for court-ordered indemnification under Section 8.54, in each case to the same extent as a director.

          (b) A corporation may indemnify and may advance expenses under Division E of this article to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director.

          10-2B-8.57 INSURANCE.-A corporation may purchase and maintain insurance, or furnish similar protection (including but not limited to trust funds, self-insurance reserves, or the like), on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him or her against the same liability under Section
     8.51 or 8.52.

          10-2B-8.58 APPLICATION OF INDEMNIFICATION PROVISIONS.-(a) Any indemnification, or advance for expenses, authorized under Division E of this article shall not be deemed exclusive of and shall be in addition to that which may be contained in a corporation's articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

          (b) Division E of this article does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent to the proceeding.

     Article XIII of the Articles of Incorporation of FBDC Financial Corp. (the "Holding Company") provides that the Holding Company shall indemnify, to the fullest extent permissible under the Alabama Business Corporation Act, any individual who is or was a director, officer, employee or agent of the Holding Company, and any individual who serves or served at the Holding Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any proceeding in which the individual is made a party as a result of his service in such capacity.

     The Holding Company intends to purchase director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers and will provide for payment to the Holding Company of costs incurred by it in indemnifying its directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The exhibits and financial statements filed as part of this Registration Statement are as follows:

     (a)  Exhibits

          The Index of Exhibits immediately precedes the accompanying exhibits.

     (b)  Financial Statements

          Not applicable.

     (c)  Report or Appraisal

          Not applicable.

ITEM 22.  UNDERTAKINGS

     (a)  Rule 415 Offering.  The undersigned registrant hereby undertakes:
          -----------------

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Registration on Form S-4 of Securities Offered for Resale.
          ---------------------------------------------------------

          (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Payne, State of Alabama on October 28, 1997.

                                        FBDC FINANCIAL CORP.



Date:  November 28, 1997                By: /s/ James F. Eberhart, Jr.
                                            ------------------------------------
                                            James F. Eberhart, Jr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer
                                            (Duly Authorized Representative)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Payne, Alabama.

Signature                       Title                          Date
---------                       -----                          ----

/s/ James F. Eberhart, Jr.      Director, Chairman of the      November 28, 1997
------------------------------  Board, President and Chief
    James F. Eberhart, Jr.      Executive Officer (Principal
                                Executive Officer, Principal
                                Financial Officer and
                                Principal Accounting Officer)

                 *              Director
------------------------------
      Lowell D. Durham

                 *              Director
------------------------------
      J.W. Goza

                 *              Director
------------------------------
      Charles R. Stephens

                 *              Director
------------------------------
      Paul R. Thomas

                 *              Director
------------------------------
      Johnny D. Young

                 *              Director
------------------------------
      J. Malcolm Brewer


*By: /s/ James F. Eberhart, Jr.                                November 28, 1997
 James F. Eberhart, Jr.
      Attorney-in-Fact

                                 EXHIBIT INDEX

    Exhibit
    Number                 Description of Document
    ------                 -----------------------

       2 Form of Agreement and Plan of Reorganization (attached as Exhibit A to the Proxy Statement/Prospectus filed as part of this registration statement)

     3.1 Articles of Incorporation of FBDC Financial Corp. (attached as Exhibit B to the Proxy Statement/Prospectus filed as part of this registration statement)

     3.2 Bylaws of FBDC Financial Corp. (attached as Exhibit C to the Proxy Statement/Prospectus filed as part of this registration statement)

      *4       Form of Common Stock Certificate of FBDC Financial Corp.

       5       Opinion of Kutak Rock regarding legality of securities

       8 Opinion of Kutak Rock regarding federal tax consequences of Reorganization

    23.1 Consents of Kutak Rock (contained in its opinions filed as Exhibits 5 and 8)

     *24       Power of Attorney

      99       Form of proxy to be mailed to stockholders of First Federal Bank

_______________
*Previously Filed